                                                                      EXHIBIT 99

                         REVOLVING CREDIT LOAN AGREEMENT

                           DATED AS OF AUGUST 10, 2001

                                      AMONG

                       LONE STAR STEAKHOUSE & SALOON, INC.
                                   AS BORROWER

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       AND

                                  SUNTRUST BANK
                             AS ADMINISTRATIVE AGENT

================================================================================

                         SUNTRUST CAPITAL MARKETS, INC.
                          AS ARRANGER AND BOOK MANAGER

    Section 2.22      Payments Generally; Pro Rata

ARTICLE III  CONDITIONS PRECEDENT TO

                                       i

                                       ii

    Section 10.5      Governing Law; Jurisdiction;

                                      iii

Schedules
---------

    Schedule 4.5     -           Environmental Matters
    Schedule 4.14    -           Subsidiaries
    Schedule 7.1     -           Outstanding Indebtedness
    Schedule 7.2     -           Existing Liens
    Schedule 7.4     -           Existing Investments

Exhibits

    Exhibit A        -           Revolving Credit Note
    Exhibit B        -           Form of Swingline Note
    Exhibit C        -           Form of Assignment and Acceptance
    Exhibit D        -           Form of Subsidiary Guarantee Agreement
    Exhibit 2.3      -           Notice of Revolving Borrowing
    Exhibit 2.5      -           Notice of Swingline Borrowing
    Exhibit 2.9      -           Form of Continuation/Conversion

                                       iv

                         REVOLVING CREDIT LOAN AGREEMENT

            THIS REVOLVING CREDIT LOAN AGREEMENT (this  "Agreement") is made and entered into as of August 10, 2001, by and among LONE STAR  STEAKHOUSE & SALOON,
INC., a Delaware corporation (the "Borrower"), SUNTRUST BANK, INTRUST BANK, N.A.
and the several banks and other financial  institutions  from time to time party hereto (the  "Lenders"),  and SUNTRUST  BANK, in its capacity as  Administrative
Agent for the Lenders (the "Administrative Agent" or "Agent").

                              W I T N E S S E T H:

            WHEREAS,  the Borrower has  requested  that the Lenders  establish a
$50,000,000 revolving credit facility in favor of the Borrower;

            WHEREAS,  subject to the terms and conditions of this Agreement, the
Lenders severally, to the extent of their respective Commitments, are willing to establish the requested revolving credit facility for the Borrower.

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual covenants herein  contained,  the Borrower,  the Lenders and the  Administrative
Agent agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

            SECTION 1.1  DEFINITIONS.  In  addition  to the other terms  defined herein, the following terms used herein shall have the meanings herein specified
(to be equally  applicable  to both the  singular  and plural forms of the terms defined):

            "ADJUSTED  LIBO RATE"  shall  mean,  with  respect to each  Interest
Period for a Eurodollar  Borrowing,  the rate per annum obtained by dividing (i)
LIBOR for such  Interest  Period by (ii) a  percentage  equal to 1.00  MINUS the
Eurodollar Reserve Percentage.

            "ADMINISTRATIVE  AGENT" shall have the meaning assigned to such term in the opening paragraph hereof.

            "ADMINISTRATIVE  QUESTIONNAIRE"  shall  mean,  with  respect to each
Lender,   an   administrative   questionnaire   in  the  form  prepared  by  the
Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

            "AFFILIATE"  shall  mean,  as to any Person,  any other  Person that directly,  or  indirectly  through  one or  more  intermediaries,  Controls,  is
Controlled by, or is under common Control with, such Person.

            "AGGREGATE  REVOLVING   COMMITMENTS"  shall  mean  the  sum  of  the
Revolving  Commitments  of all Lenders at any time  outstanding.  On the Closing
Date,  the  Aggregate   Revolving   Commitments   equal  Fifty  Million  Dollars
($50,000,000).

            "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each
Type of Loan,  the  "Lending  Office" of such  Lender (or an  Affiliate  of such
Lender)  designated  for such Type of Loan in the  Administrative  Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the  Administrative
Agent and the  Borrower  as the office by which its Loans of such Type are to be made and maintained.

            "APPLICABLE  MARGIN" shall mean with respect to all Eurodollar Loans an amount equal to 150 basis points (1.50%) per annum.

            "APPLICABLE  PERCENTAGE"  shall mean, with respect to the commitment fee or the letter of credit fee,  as the case may be, as of any date,  an amount equal to 150 basis points (1.50%) per annum.

            "ASSIGNMENT AND ACCEPTANCE"  shall mean an assignment and acceptance entered  into by a Lender and an  assignee  (with the consent of any party whose consent is  required by Section  10.4(b))  and  accepted  by the  Administrative
Agent,  in the form of Exhibit C attached  hereto or any other form  approved by the Administrative Agent.

            "AVAILABILITY PERIOD" shall mean the period from the Closing Date to the Commitment Termination Date.

            "BASE  RATE"  shall  mean the higher of (i) the per annum rate which the  Administrative  Agent publicly  announces from time to time to be its prime lending rate, as in effect from time to time, or (ii) the Federal Funds Rate, as in  effect  from  time to  time,  PLUS  one-half  of one  percent  (0.50%).  The
Administrative  Agent's  prime  lending  rate is a  reference  rate and does not necessarily  represent  the  lowest  or best  rate  charged  to  customers.  The
Administrative  Agent  may make  commercial  loans  or  other  loans at rates of interest at, above or below the Administrative  Agent's prime lending rate. Each change in the Administrative  Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

            "BORROWER"  shall  have the  meaning in the  introductory  paragraph hereof.

            "BORROWING"  shall mean a borrowing  consisting  of (i) Loans of the same Class and Type,  made,  converted or continued on the same date and in case of Eurodollar  Loans, as to which a single Interest Period is in effect, or (ii)
a Swingline Loan.

            "BUSINESS DAY" shall mean (i) any day other than a Saturday,  Sunday or other  day on  which  commercial  banks in  Atlanta,  Georgia  or  Nashville,
Tennessee  are  authorized  or  required  by law to  close  and (ii) if such day relates to a Borrowing  of, a payment or prepayment of principal or interest on, a  conversion  of or into,  or an Interest  Period for, a  Eurodollar  Loan or a notice  with  respect  to any of the  foregoing,  any day on which  dealings  in
Dollars are carried on in the London interbank market.

            "CAPITAL   EXPENDITURES"   shall  mean  for  any   period,   without
duplication,  (a) the  additions  to  property,  plant and  equipment  and other capital expenditures of the Borrower and its Subsidiaries that are (or would be)
set forth on a  consolidated  statement  of cash flows of the  Borrower for such period  prepared  in  accordance  with GAAP and (b)  Capital  Lease  Obligations incurred by the Borrower and its Subsidiaries during such period.

            "CAPITAL LEASE OBLIGATIONS" of any Person shall mean all obligations of such  Person  to pay  rent  or  other  amounts  under  any  lease  (or  other arrangement  conveying  the  right  to use)  real  or  personal property,  or a  combination  thereof,  which  obligations  are  required  to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations  shall be the capitalized  amount thereof determined in accordance with GAAP.

            "CHANGE IN CONTROL"  shall mean the occurrence of one or more of the following events:  (a) any sale, lease,  exchange or other transfer (in a single transaction or a series of related  transactions) of all or substantially all of the assets of the  Borrower to any Person or "group"  (within the meaning of the
Securities  Exchange  Act of 1934 and the rules of the  Securities  and Exchange
Commission  thereunder in effect on the date  hereof),  (b) the  acquisition  of ownership,  directly or indirectly,  beneficially or of record, by any Person or
"group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the  Securities and Exchange  Commission  thereunder as in effect on the date hereof)  of 30% or more of the  outstanding  shares of the  voting  stock of the
Borrower  (notwithstanding the foregoing,  if a Person or "group" presently owns five percent (5%) or more of the shares of Borrower or such Person or "group" is currently part of the existing  management,  such  acquisition of ownership will not  constitute a "change in control";  or (c)  occupation  of a majority of the seats  (other than vacant  seats) on the board of  directors  of the Borrower by
Persons who were neither (i) nominated by the current board of directors or (ii)
appointed by directors so nominated.

            "CHANGE IN LAW" shall mean (i) the adoption of any  applicable  law, rule or  regulation  after the date of this  Agreement,  (ii) any  change in any applicable  law,  rule or  regulation,  or any change in the  interpretation  or application  thereof,  by any  Governmental  Authority  after  the  date of this
Agreement,  or (iii) compliance by any Lender (or its Applicable Lending Office)
or the Issuing Bank (or for purposes of Section 2.19(b), by such Lender's or the
Issuing Bank's holding company,  if applicable)  with any request,  guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "CLASS", when used in reference to any Loan or Borrowing,  refers to whether such Loan, or the Loans  comprising such Borrowing,  are Revolving Loans or  Swingline  Loans and when used in  reference  to any  Commitment,  refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

            "CLOSING DATE" shall mean the date on which the conditions precedent set  forth in  Section  3.1 and  Section  3.2 have been  satisfied  or waived in accordance with Section 10.2.

            "CODE" shall mean the Internal  Revenue Code of 1986, as amended and in effect from time to time.

            "COMMITMENT"  shall  mean  a  Revolving  Commitment  or a  Swingline
Commitment or any combination thereof (as the context shall permit or require).

            "COMMITMENT  TERMINATION DATE" shall mean the earliest of (i) August
10,  2004,  (ii) the date on which  the  Revolving  Commitments  are  terminated pursuant  to  Section  2.10 or (iii) the date on which all  amounts  outstanding under this  Agreement  have been declared or have  automatically  become due and payable (whether by acceleration or otherwise).

            "CONSOLIDATED  CASH  FLOW"  shall  mean,  for the  Borrower  and its
Subsidiaries for any period, EBITDAR less Maintenance Capital Expenditures.

            "CONSOLIDATED   EBITDA"  shall  mean,   for  the  Borrower  and  its
Subsidiaries for any period,  an amount equal to the sum of (a) Consolidated Net
Income  for  such  period  PLUS  (b)  to  the  extent  deducted  in  determining
Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii)
income tax expense and (iii) depreciation and amortization.

            "CONSOLIDATED   EBITDAR"  shall  mean,  for  the  Borrower  and  its
Subsidiaries  for any  period,  an amount  equal to the sum of (a)  Consolidated
EBITDA and (b) Consolidated Lease Expense.

            "CONSOLIDATED  FIXED  CHARGES"  shall mean, for the Borrower and its
Subsidiaries for any period,  the sum (without  duplication) of (a) Consolidated
Interest  Expense for such period,  (b)  scheduled  principal  payments  made on
Consolidated  Total Debt during such period,  and (c)  Restricted  Payments paid during such period,  (d) income tax expense,  (e) Consolidated Lease Expense for such period.

            "CONSOLIDATED INTEREST EXPENSE" shall mean, for the Borrower and its
Subsidiaries  for any period  determined on a  consolidated  basis in accordance with  GAAP,  the sum of (i)  total  cash  interest  expense,  including  without limitation  the interest  component of any payments in respect of Capital Leases
Obligations  capitalized or expensed during such period (whether or not actually paid  during  such  period)  PLUS (ii) the net amount  payable (or MINUS the net amount  receivable) under Hedging  Agreements during such period (whether or not actually paid or received during such period).

            "CONSOLIDATED  LEASE  EXPENSE"  shall  mean,  for  any  period,  the aggregate amount of fixed and contingent rentals payable by the Borrower and its
Subsidiaries  with  respect to leases of real and personal  property  (excluding
Capital Lease Obligations) determined on a consolidated basis in accordance with
GAAP for such period.

            "CONSOLIDATED NET INCOME" shall mean, for any period, the net income
(or loss) of the Borrower and its Subsidiaries  for such period  determined on a consolidated  basis in accordance  with GAAP,  but  excluding  therefrom (to the extent otherwise included therein) (i) any extraordinary  gains or losses,  (ii)
any gains or losses  attributable  to write-ups or write-downs of assets;  (iii)
any non-cash  charges or credits  related to  Borrower's  currently  outstanding stock options; (iv) any equity interest of the Borrower or any Subsidiary of the
Borrower in the  unremitted  earnings of any Person that is not a Subsidiary and
(v) any income (or loss) of any  Person  accrued  prior to the date it becomes a
Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such  Person's  assets  are  acquired  by the  Borrower  or any
Subsidiary.

            "CONSOLIDATED  NET WORTH" shall mean, as of any date,  (i) the total assets of the  Borrower  and its  Subsidiaries  that would be  reflected  on the
Borrower's  consolidated  balance  sheet as of such date  prepared in accordance with GAAP,  after  eliminating  all amounts  properly  attributable  to minority interests, if any, in the stock and surplus of Subsidiaries, MINUS (i) the total liabilities of the Borrower and its Subsidiaries  that would be reflected on the
Borrower's  consolidated  balance  sheet as of such date  prepared in accordance with GAAP.

            "CONSOLIDATED   TOTAL  DEBT"   shall   mean,   as  of  any  date  of
determination,  all Indebtedness of the Borrower and its Subsidiaries that would be  reflected  on a  consolidated  balance  sheet of the  Borrower  prepared  in accordance with GAAP as of such date.

            "CONTROL"  shall mean the power,  directly or indirectly,  either to
(i) vote 5% or more of securities  having ordinary voting power for the election of  directors  (or persons  performing  similar  functions)  of a Person or (ii)
direct  or cause the  direction  of the  management  and  policies  of a Person, whether  through

the ability to exercise  voting  power,  by  contract  or  otherwise.  The terms
"CONTROLLING",  "CONTROLLED  BY", and "UNDER COMMON  CONTROL WITH" have meanings correlative thereto.

            "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

            "DEFAULT  INTEREST"  shall  have the  meaning  set forth in  Section
2.14(d).

            "DOLLAR(S)"  and the sign "$" shall mean lawful  money of the United
States of America.

            "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, codes,
ordinances,  orders,  decrees,  judgments,   injunctions,   notices  or  binding
agreements  issued,  promulgated  or  entered  into by or with any  Governmental
Authority,  relating in any way to the environment,  preservation or reclamation of natural  resources,  the  management,  Release or  threatened  Release of any
Hazardous Material or to health and safety matters.

            "ENVIRONMENTAL  LIABILITY"  shall mean any liability,  contingent or
otherwise   (including  any  liability  for  damages,   costs  of  environmental
investigation and remediation, costs of administrative oversight, fines, natural resource damages,  penalties or indemnities),  of the Borrower or any Subsidiary directly or  indirectly  resulting  from or based upon (a) any actual or alleged
violation  of  any  Environmental  Law,  (b)  the  generation,   use,  handling,
transportation,  storage,  treatment or disposal of any Hazardous Materials, (c)
any actual or alleged  exposure to any Hazardous  Materials,  (d) the Release or threatened Release of any Hazardous Materials or (e) any contract,  agreement or other consensual  arrangement  pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ERISA" shall mean the Employee  Retirement  Income  Security Act of
1974, as amended from time to time, and any successor statute.

            "ERISA  AFFILIATE" shall mean any trade or business  (whether or not incorporated),  which,  together  with  the  Borrower,  is  treated  as a single employer  under Section 414(b) or (c) of the Code or, solely for the purposes of
Section  302 of ERISA  and  Section  412 of the  Code,  is  treated  as a single employer under Section 414 of the Code.

            "ERISA EVENT" shall mean (a) any "reportable  event",  as defined in
Section 4043 of ERISA or the  regulations  issued  thereunder  with respect to a
Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an  "accumulated  funding  deficiency" (as defined in  Section  412 of the Code or  Section  302 of ERISA),  whether or not waived;  (c) the filing pursuant to Section 412(d) of the Code or Section 303(d)
of ERISA of an  application  for a waiver of the minimum  funding  standard with respect to any Plan;  (d) the  incurrence  by the  Borrower  or any of its ERISA
Affiliates  of any  liability  under  Title  IV of  ERISA  with  respect  to the termination of any Plan; (e) the receipt by the Borrower or any ERISA  Affiliate from  the  PBGC or a plan  administrator  appointed  by the  PBGC of any  notice relating to an intention to terminate  any Plan or Plans or to appoint a trustee to administer  any Plan;  (f) the incurrence by the Borrower or any of its ERISA
Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or  Multiemployer  Plan; or (g) the receipt by the Borrower or any
ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the
Borrower or any ERISA  Affiliate of any notice,  concerning  the  imposition  of
Withdrawal  Liability or a  determination  that a  Multiemployer  Plan is, or is expected to be, insolvent or in  reorganization,  within the meaning of Title IV of ERISA.

            "EURODOLLAR"  when used in reference to any Loan or Borrowing refers to whether such Loan, or the Loans comprising such Borrowing,  bears interest at a rate determined by reference to the Adjusted LIBO Rate.

            "EURODOLLAR  RESERVE  PERCENTAGE"  shall mean the  aggregate  of the maximum  reserve  percentages  (including,  without  limitation,  any emergency, supplemental,  special  or  other  marginal  reserves)  expressed  as a  decimal
(rounded  upwards  to the next  1/100th of 1%) in effect on any day to which the
Administrative  Agent is subject with respect to the Adjusted LIBO Rate pursuant to  regulations  issued by the Board of Governors of the Federal  Reserve System
(or any  Governmental  Authority  succeeding to any of its principal  functions)
with respect to eurocurrency  funding  (currently  referred to as  "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency  funding  and to be subject to such  reserve  requirements  without benefit of or credit for proration,  exemptions or offsets that may be available from time to time to any  Lender  under  Regulation  D. The  Eurodollar  Reserve
Percentage  shall be adjusted  automatically  on and as of the effective date of any change in any reserve percentage.

            "EVENT OF DEFAULT" shall have the meaning provided in Article VIII.

            "EXCLUDED  TAXES"  shall  mean with  respect  to the  Administrative
Agent, any Lender,  the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise  taxes imposed on (or measured by) its net income by the United States of America,  or by the  jurisdiction  under the laws of which such  recipient is organized  or in which its  principal  office is located  or, in the case of any
Lender,  in which its  applicable  lending  office is  located,  (b) any  branch profits taxes imposed by the United States of America or any similar tax imposed by any other  jurisdiction  in which the Borrower is located and (c) in the case of a Foreign  Lender  (other  than an  assignee  pursuant  to a  request  by the
Borrower under Section  2.23(b),  any withholding tax that is imposed on amounts payable to such Foreign  Lender at the time such Foreign  Lender becomes a party to this Agreement (or  designates a new lending  office) or is  attributable  to such  Foreign  Lender's  failure to comply with Section  2.21(e),  except to the extent that such Foreign Lender (or its assignor,  if any) was entitled,  at the time  of  designation  of a new  lending  office  (or  assignment),  to  receive additional  amounts  from the  Borrower  with  respect to such  withholding  tax pursuant to Section 2.21(a).

            "FEDERAL  FUNDS RATE" shall  mean,  for any day,  the rate per annum
(rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight  Federal funds  transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next  succeeding  Business Day or if such rate is not so published  for any Business  Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the  quotations  for  such  day on such  transactions  received  by the
Administrative  Agent from three Federal  funds  brokers of recognized  standing selected by the Administrative Agent.

            "FIXED  CHARGE  COVERAGE  RATIO" shall mean,  for any period of four consecutive  fiscal quarters of the Borrower and its Subsidiaries,  the ratio of
(a) Consolidated Cash Flow for such period to (b) Consolidated Fixed Charges for such period.

            "FOREIGN  LENDER" shall mean any Lender that is organized  under the laws of a  jurisdiction  other than that of the  Borrower.  For purposes of this definition, the United States of America or any State thereof or the District of
Columbia shall constitute one jurisdiction.

            "GAAP" shall mean generally  accepted  accounting  principles in the
United States applied on a consistent  basis and subject to the terms of Section
1.3.

            "GOVERNMENTAL  AUTHORITY"  shall mean the  government  of the United
States of  America,  any  other  nation or any  political  subdivision  thereof, whether state or local, and any agency, authority,  instrumentality,  regulatory body,  court,  central bank or other entity exercising  executive,  legislative, judicial,  taxing,  regulatory  or  administrative  powers  or  functions  of or pertaining to government.

            "GUARANTEE"  of or by any Person  (the  "GUARANTOR")  shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of  guaranteeing  any  Indebtedness  or other  obligation of any other  Person  (the  "PRIMARY  OBLIGOR")  in any  manner,  whether  directly  or indirectly and including any  obligation,  direct or indirect,  of the guarantor
(a) to purchase or pay (or advance or supply  funds for the  purchase or payment
of) such  Indebtedness  or other  obligation  or to  purchase  (or to advance or supply funds for the purchase of) any security for the payment  thereof,  (b) to purchase or lease  property,  securities or services for the purpose of assuring the owner of such  Indebtedness or other obligation of the payment thereof,  (c)
to maintain  working  capital,  equity capital or any other financial  statement condition  or  liquidity  of the  primary  obligor so as to enable  the  primary obligor to pay such  Indebtedness or other obligation or (d) as an account party in respect of any  letter of credit or letter of  guaranty  issued in support of such Indebtedness or obligation;  provided,  that the term "Guarantee" shall not include  endorsements  for  collection  or  deposits in the  ordinary  course of business.  The amount of any Guarantee  shall be deemed to be an amount equal to the stated or determinable  amount of the primary obligation in respect of which
Guarantee is made or, if not so stated or determinable,  the maximum  reasonably anticipated  liability in respect  thereof  (assuming such Person is required to perform  thereunder)  as  determined  by such  Person  in good  faith.  The term
"Guarantee" used as a verb has a corresponding meaning.

            "HAZARDOUS MATERIALS" means all explosive or radioactive  substances or wastes and all  hazardous or toxic  substances,  wastes or other  pollutants, including  petroleum or petroleum  distillates,  asbestos or asbestos containing materials,  polychlorinated  biphenyls,  radon gas, infectious or medical wastes and all other  substances  or wastes of any  nature  regulated  pursuant  to any
Environmental Law.

            "HEDGING  AGREEMENTS"  shall mean interest rate swap,  cap or collar agreements,  interest rate future or option contracts, currency swap agreements, currency  future or option  contracts,  commodity  agreements  and other similar agreements or arrangements  designed to protect against fluctuations in interest rates, currency values or commodity values.

            "INDEBTEDNESS" of any Person shall mean, without duplication (i) all obligations  of such Person for borrowed  money,  (ii) all  obligations  of such
Person evidenced by bonds, debentures, notes or other similar instruments, (iii)
all  obligations  of such Person in respect of the  deferred  purchase  price of property or services (other than trade payables  incurred in the ordinary course of business;  provided,  that for  purposes of Section  8.1(f),  trade  payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade  payables are being  disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such
Person, (v) all Capital Lease Obligations of such Person,  (vi) all obligations, contingent  or  otherwise,  of such  Person in  respect  of  letters  of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness  described in clauses (i) through (vi) above, (viii)
all  Indebtedness of a third party secured by any Lien on property owned by such
Person,  whether or not such Indebtedness has been assumed by such Person,  (ix)

all obligations of such Person,  contingent or otherwise,  to purchase,  redeem, retire or otherwise  acquire for value any common stock of such Person,  and (x)
Off-Balance Sheet Liabilities.  The Indebtedness of any Person shall include the
Indebtedness  of any  partnership  or joint  venture in which  such  Person is a general partner or a joint venturer, except to the extent that the terms of such
Indebtedness provide that such Person is not liable therefor.

            "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

            "INDEMNITY  AND  CONTRIBUTION  AGREEMENT"  shall mean the Indemnity,
Subrogation and Contribution Agreement,  substantially in the form of Exhibit E, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

            "INFORMATION  MEMORANDUM"  shall mean the  Confidential  Information
Memorandum  relating to the Borrower and the  transactions  contemplated by this
Agreement and the other Loan Documents.

            "INTEREST  PERIOD"  shall mean (i) with  respect  to any  Eurodollar
Borrowing,  a period of one, two, three or six months and (ii) with respect to a
Swingline Loan, a period of such duration not to exceed thirty (30) days or such period,  as the  Borrower  may  request  and the  Swingline  Lender may agree in accordance with Section 2.5; provided, that:

                        (i) the initial Interest Period for such Borrowing shall
            commence on the date of such  Borrowing  (including  the date of any conversion  from a  Borrowing  of  another  Type) and each  Interest
            Period  occurring  thereafter  in  respect of such  Borrowing  shall commence  on the day on which  the next  preceding  Interest  Period expires;

                        (ii) if any Interest Period would otherwise end on a day
            other than a Business Day, such Interest Period shall be extended to the  next  succeeding  Business  Day,  unless,  in  the  case  of  a
            Eurodollar  Borrowing,  such Business Day falls in another  calendar month,  in which  case such  Interest  Period  would end on the next preceding Business Day;

                        (iii) any  Interest  Period in respect  of a  Eurodollar
            Borrowing  which begins on the last Business Day of a calendar month or on a day for which there is no numerically  corresponding  day in the calendar  month at the end of such Interest  Period shall end on the last Business Day of such calendar month; and

                        (iv) no Interest Period may extend beyond the Commitment
            Termination Date or the Swingline  Termination Date, as the case may
            be.

            "ISSUING BANK" shall mean SunTrust Bank or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.24.

            "LC COMMITMENT"  shall mean that portion of the Aggregate  Revolving
Commitments  that may be used by the  Borrower  for the  issuance  of Letters of
Credit  in  an  aggregate  face  amount  not  to  exceed  Ten  Million   Dollars
($10,000,000).

            "LC  DISBURSEMENT"  shall mean a payment  made by the  Issuing  Bank pursuant to a Letter of Credit.

            "LC   DOCUMENTS"   shall   mean  the   Letters  of  Credit  and  all
applications, agreements and instruments relating to the Letters of Credit.

            "LC EXPOSURE"  shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding  Letters of Credit at such time, PLUS (ii) the aggregate amount of all LC Disbursements  that have not been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender shall be its
Pro Rata Share of the total LC Exposure at such time.

            "LENDERS"  shall  have  the  meaning  assigned  to such  term in the opening paragraph of this Agreement and shall include,  where  appropriate,  the
Swingline Lender.

            "LETTER OF CREDIT" shall mean any letter of credit  issued  pursuant to Section 2.24 by the Issuing Bank for the account of the Borrower  pursuant to the LC Commitment.

            "LEVERAGE  RATIO"  shall  mean,  for any period of four  consecutive fiscal  quarters  of  the  Borrower  and  its  Subsidiaries,  the  ratio  of (i)
Consolidated  Total Debt as of such date to (ii) Consolidated  EBITDA as of such date.

            "LIBOR" shall mean, for any applicable  Interest Period with respect to any Eurodollar  Loan, the rate per annum for deposits in Dollars for a period equal to such Interest Period  appearing on the display  designated as Page 3750 on the Dow Jones  Markets  Service  (or such other page on that  service or such other service designated by the British Banker's  Association for the display of such  Association's  Interest  Settlement Rates for Dollar deposits) as of 11:00
a.m.  (London,  England  time) on the day that is two Business Days prior to the first day of the  Interest  Period or if such Page 3750 is  unavailable  for any reason at such time,  the rate which appears on the Reuters  Screen ISDA Page as of  such  date  and  such  time;  provided,  that  if the  Administrative  Agent determines that the relevant  foregoing sources are unavailable for the relevant
Interest  Period,  LIBOR  shall  mean the  rate of  interest  determined  by the
Administrative  Agent to be the average  (rounded upward,  if necessary,  to the nearest  1/100th of 1%) of the rates per annum at which  deposits in Dollars are offered to the  Administrative  Agent two (2) Business Days  preceding the first day of such Interest Period by leading banks in the London  interbank  market as of 10:00 a. m. for delivery on the first day of such  Interest  Period,  for the number of days  comprised  therein and in an amount  comparable to the amount of the Eurodollar Loan of the Administrative Agent.

            "LIEN" shall mean any  mortgage,  pledge,  security  interest,  lien
(statutory  or  otherwise),  charge,  encumbrance,  hypothecation,   assignment,
deposit  arrangement,  or other  arrangement  having the practical effect of the
foregoing  or  any   preference,   priority  or  other  security   agreement  or
preferential  arrangement  of any  kind  or  nature  whatsoever  (including  any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

            "LOAN  DOCUMENTS"  shall mean,  collectively,  this  Agreement,  the
Notes,  the LC Documents,  all Notices of Borrowing,  the  Subsidiary  Guarantee
Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

            "LOAN PARTIES" shall mean the Borrower and the Subsidiary Loan Parties.

            "LOANS"  shall mean all Revolving  Loans and Swingline  Loans in the aggregate or any of them, as the context shall require.

            "MAINTENANCE  CAPITAL  EXPENDITURES" shall mean Capital Expenditures incurred  by the  Borrower  or  its  Subsidiaries  for  ordinary  and  necessary maintenance of its property, plant and equipment.

            "MATERIAL  ADVERSE  EFFECT"  shall mean,  with respect to any event,
act,   condition  or  occurrence  of  whatever  nature  (including  any  adverse determination in any litigation,  arbitration,  or governmental investigation or proceeding),  whether singly or in  conjunction  with any other event or events, act or acts,  condition or conditions,  occurrence or occurrences whether or not related,  a material adverse change in, or a material adverse effect on, (i) the business, results of operations,  financial condition,  assets or liabilities of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents,  (iii) the rights and remedies of the Administrative  Agent, the Issuing  Bank and the Lenders  under any of the Loan  Documents  or (iv) the legality, validity or enforceability of any of the Loan Documents.

            "MATERIAL  INDEBTEDNESS"  shall mean  Indebtedness  (other  than the
Loans and Letters of Credit) or  obligations  in respect of one or more  Hedging
Agreements,  of any one or  more of the  Borrower  and  the  Subsidiaries  in an aggregate  principal  amount exceeding  $4,000,000.  For purposes of determining
Material Indebtedness, the "principal amount" of the obligations of the Borrower or any  Subsidiary in respect to any Hedging  Agreement at any time shall be the maximum  aggregate  amount  (giving effect to any netting  agreements)  that the
Borrower or such Subsidiary  would be required to pay if such Hedging  Agreement were terminated at such time.

            "MATERIAL  SUBSIDIARY" shall mean at any time any direct or indirect
Subsidiary of the Borrower having:  (a) assets in an amount equal to at least 5%
of the  total  assets  of the  Borrower  and its  Subsidiaries  determined  on a consolidated  basis as of the last day of the most recent fiscal  quarter of the
Borrower at such time;  or (b)  revenues or net income in an amount  equal to at least  5% of  the  total  revenues  or  net  income  of  the  Borrower  and  its
Subsidiaries on a consolidated  basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time.

            "MOODY'S" shall mean Moody's Investors Service, Inc.

            "MULTIEMPLOYER  PLAN"  shall have the  meaning  set forth in Section
4001(a)(3) of ERISA.

            "NOTES" shall mean, collectively, the Revolving Credit Notes and the
Swingline Note.

            "NOTICES  OF  BORROWING"  shall mean,  collectively,  the Notices of
Revolving Borrowing and the Notices of Swingline Borrowing.

            "NOTICE OF  CONVERSION/CONTINUATION"  shall mean the notice given by the  Borrower  to the  Administrative  Agent in  respect  of the  conversion  or continuation of an outstanding Borrowing as provided in Section 2.9(b) hereof.

            "NOTICE OF REVOLVING  BORROWING" shall have the meaning as set forth in Section 2.3.

            "NOTICE OF SWINGLINE  BORROWING" shall have the meaning as set forth in Section 2.5.

            "OBLIGATIONS"  shall mean all amounts  owing by the  Borrower to the
Administrative  Agent,  the Issuing Bank or any Lender  (including the Swingline
Lender)  pursuant  to or in  connection  with this  Agreement  or any other Loan
Document,  including without limitation, all principal,  interest (including any interest  accruing  after  the  filing  of any  petition  in  bankruptcy  or the commencement of any

                                       10

insolvency,  reorganization or like proceeding relating to the Borrower, whether or not a claim for  post-filing  or  post-petition  interest  is allowed in such proceeding), all reimbursement obligations, fees, expenses,  indemnification and reimbursement  payments,  costs and expenses (including all fees and expenses of counsel to the  Administrative  Agent and any Lender  (including  the  Swingline
Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect,  absolute or  contingent,  liquidated or  unliquidated,  now existing  or  hereafter  arising  hereunder  or  thereunder,  together  with all renewals, extensions, modifications or refinancings thereof.

            "OFF-BALANCE  SHEET  LIABILITIES"  of any Person  shall mean (i) any repurchase  obligation  or  liability of such Person with respect to accounts or notes  receivable  sold by such Person,  (ii) any liability of such Person under any sale and  leaseback  transactions  which do not  create a  liability  on the balance  sheet of such  Person,  (iii) any  liability  of such Person  under any so-called  "synthetic"  lease  transaction or (iv) any  obligation  arising with respect to any other transaction which is the functional  equivalent of or takes the place of borrowing but which does not  constitute a liability on the balance sheet of such Person.

            "OTHER  TAXES"  shall mean any and all  present  or future  stamp or documentary  taxes or any other  excise or  property  taxes,  charges or similar levies arising from any payment made  hereunder or from the execution,  delivery or  enforcement  of, or otherwise  with respect to, this  Agreement or any other
Loan Document.

            "PARTICIPANT" shall have the meaning set forth in Section 10.4(c).

            "PAYMENT OFFICE" shall mean the office of the  Administrative  Agent located at 303 Peachtree  Street,  N.E.,  Atlanta,  Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

            "PBGC" shall mean the Pension Benefit Guaranty  Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

            "PERMITTED ENCUMBRANCES" shall mean

                        (i) Liens  imposed by law for taxes not yet due or which
            are being  contested in good faith by  appropriate  proceedings  and with  respect to which  adequate  reserves are being  maintained  in accordance with GAAP;

                        (ii) statutory Liens of landlords and Liens of carriers,
            warehousemen,  mechanics, materialmen and other Liens imposed by law created in the  ordinary  course of business for amounts not yet due
            or  which  are  being   contested  in  good  faith  by   appropriate
            proceedings  and with respect to which  adequate  reserves are being maintained in accordance with GAAP;

                        (iii) pledges and deposits  made in the ordinary  course
            of business in compliance with workers'  compensation,  unemployment insurance and other social security laws or regulations;

                        (iv) deposits to secure the  performance of bids,  trade
            contracts,  leases, statutory obligations,  surety and appeal bonds, performance  bonds and other  obligations of a like nature,  in each case in the ordinary course of business;

                                       11

                        (v) judgment and attachment  liens not giving rise to an
            Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by  appropriate  proceedings  and with  respect  to  which  adequate reserves are being maintained in accordance with GAAP; and

                        (vi) easements,  zoning restrictions,  rights-of-way and
            similar  encumbrances on real property  imposed by law or arising in the  ordinary  course of  business  that do not secure any  monetary obligations  and do not  materially  detract  from the  value of the affected property or materially  interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided,  that the term  "Permitted  Encumbrances"  shall not  include any Lien securing Indebtedness.

            "PERMITTED INVESTMENTS" shall mean:

                        (i) direct  obligations of, or obligations the principal
            of and  interest  on which are  unconditionally  guaranteed  by, the
            United  States  (or  by  any  agency  thereof  to  the  extent  such obligations  are  backed by the full  faith and credit of the United
            States),  in each  case  maturing  within  one year from the date of acquisition thereof;

                        (ii) commercial paper having the highest rating,  at the
            time of  acquisition  thereof,  of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

                        (iii) certificates of deposit,  bankers' acceptances and
            time deposits  maturing  within 180 days of the date of  acquisition thereof  issued or  guaranteed  by or placed with,  and money market deposit  accounts  issued or offered by, any domestic  office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                        (iv) fully collateralized  repurchase  agreements with a
            term of not more than 30 days for securities described in clause (i)
            above and entered into with a financial  institution  satisfying the criteria described in clause (iii) above; and

                        (v) mutual funds investing  solely in any one or more of
            the  Permitted  Investments  described  in clauses (i) through  (iv)
            above.

            "PERSON" shall mean any individual,  partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

            "PLAN"  means  any  employee  pension  benefit  plan  (other  than a
Multiemployer  Plan)  subject to the  provisions of Title IV of ERISA or Section
412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA  Affiliate is (or, if such plan were  terminated,  would under Section
4069 of ERISA be deemed to be) an  "employer"  as  defined  in  Section  3(5) of
ERISA.

            "PRO RATA SHARE" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving
Commitment  and the  denominator  of  which  shall  be the  sum of all  Lenders'
Revolving  Commitments;  or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable,  a percentage,

                                       12

the  numerator  of which  shall  be the sum of such  Lender's  Revolving  Credit
Exposure,  and the  denominator  of  which  shall  be the  sum of the  aggregate
Revolving Credit Exposure of all Lenders.

            "REGULATION D" shall mean  Regulation D of the Board of Governors of the Federal Reserve System,  as the same may be in effect from time to time, and any successor regulations.

            "RELATED  PARTIES" shall mean, with respect to any specified Person, such Person's  Affiliates and the  respective  directors,  officers,  employees, agents and advisors of such Person and such Person's Affiliates.

            "RELEASE"  means any release,  spill,  emission,  leaking,  dumping,
injection,  pouring,  deposit,  disposal,  discharge,   dispersal,  leaching  or
migration  into  the  environment   (including   ambient  air,   surface  water,
groundwater,  land  surface  or  subsurface  strata)  or  within  any  building, structure, facility or fixture.

            "REQUIRED  LENDERS"  shall mean, at any time,  Lenders  holding more than 66 2/3% of the aggregate  outstanding  Revolving  Credit  Exposures at such time or if the Lenders  have no  Revolving  Credit  Exposure  outstanding,  then
Lenders holding more than 66 2/3% of the Aggregate Revolving Commitments.

            "RESPONSIBLE  OFFICER"  shall mean any of the  president,  the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice  president of the Borrower or such other  representative  of the Borrower as may be designated  in writing by any one of the  foregoing  with the consent of the  Administrative  Agent;  and,  with respect to the  financial covenants only, the chief financial officer or the treasurer of the Borrower.

            "RESTRICTED  PAYMENT"  shall have the  meaning  set forth in Section
7.5.

            "REVOLVING  COMMITMENT" shall mean, with respect to each Lender, the obligation  of such  Lender  to make  Revolving  Loans  to the  Borrower  and to participate in Letters of Credit and Swingline  Loans in an aggregate  principal amount not  exceeding  the amount set forth with  respect to such  Lender on the signature pages to this Agreement,  or in the case of a Person becoming a Lender after the Closing Date,  the amount of the assigned  "Revolving  Commitment"  as provided in the Assignment and Acceptance  Agreement  executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

            "REVOLVING  CREDIT  EXPOSURE" shall mean, with respect to any Lender at any  time,  the sum of the  outstanding  principal  amount  of such  Lender's
Revolving Loans, such Lender's LC Exposure and such Lender's Swingline Exposure.

            "REVOLVING CREDIT NOTE" shall mean a promissory note of the Borrower payable  to the order of a  requesting  Lender in the  principal  amount of such
Lender's Revolving Commitment, in substantially the form of Exhibit A.

            "REVOLVING  LOAN" shall mean a loan made by a Lender (other than the
Swingline  Lender) to the Borrower  under its  Revolving  Commitment,  which may either be a Base Rate Loan or a Eurodollar Loan.

            "S&P" shall mean Standard & Poor's.

            "SUBSIDIARY"  shall mean, with respect to any Person (the "PARENT"),
any  corporation,   partnership,   joint  venture,  limited  liability  company,
association  or other  entity the accounts of which would be

                                       13

consolidated  with those of the parent in the  parent's  consolidated  financial statements if such financial statements were prepared in accordance with GAAP as of such date,  as well as any other  corporation,  partnership,  joint  venture, limited liability  company,  association or other entity (i) of which securities or other ownership  interests  representing  more than 50% of the equity or more than 50% of the ordinary  voting power,  or in the case of a  partnership,  more than 50% of the  general  partnership  interests  are,  as of such date,  owned,
Controlled or held, or (ii) that is, as of such date, otherwise  Controlled,  by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise indicated,  all references to
"Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

            "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee
Agreement,  substantially  in the form of Exhibit D, made by the Subsidiary Loan
Parties in favor of the Administrative Agent for the benefit of the Lenders.

            "SUBSIDIARY  LOAN PARTY"  shall mean any  Subsidiary  executing  the
Subsidiary Guarantee Agreement.

            "SWINGLINE  COMMITMENT"  shall mean the  commitment of the Swingline
Lender to make  Swingline  Loans in an  aggregate  principal  amount at any time outstanding not to exceed zero dollars ($0).

            "SWINGLINE  EXPOSURE" shall mean,  with respect to each Lender,  the principal  amount  of the  Swingline  Loans  in which  such  Lender  is  legally obligated  either to make a Base Rate Loan or to  purchase  a  participation  in accordance  with Section 2.5,  which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

            "SWINGLINE LENDER" shall mean SunTrust Bank.

            "SWINGLINE  LOAN"  shall  mean a loan  made to the  Borrower  by the
Swingline Lender under the Swingline Commitment.

            "SWINGLINE  NOTE"  shall mean the  promissory  note of the  Borrower payable  to the order of the  Swingline  Lender in the  principal  amount of the
Swingline Commitment, substantially the form of Exhibit B.

            "TAXES"  shall  mean any and all  present or future  taxes,  levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental
Authority.

            "TYPE",  when used in  reference to a Loan or  Borrowing,  refers to whether  the rate of  interest  on such Loan,  or on the Loans  comprising  such
Borrowing,  is  determined  by reference  to the Adjusted  LIBO Rate or the Base
Rate.

            "WITHDRAWAL  LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.2 CLASSIFICATIONS OF LOANS AND BORROWINGS. For purposes of this  Agreement,  Loans may be  classified  and  referred  to by Class  (e.g.  a
"Revolving  Loan") or by Type (e.g. a "Eurodollar  Loan" or "Base Rate Loan") or
by Class and Type (e.g.  "Revolving  Eurodollar  Loan").  Borrowings also

                                       14

may be classified  and referred to by Class (e.g.  "Revolving  Borrowing") or by
Type  (e.g.  "Eurodollar  Borrowing")  or by Class and Type  (e.g.  "  Revolving
Eurodollar Borrowing").

            SECTION 1.3 ACCOUNTING  TERMS AND  DETERMINATION.  Unless  otherwise defined  or  specified  herein,  all  accounting  terms  used  herein  shall  be interpreted,  all  accounting  determinations  hereunder  shall be made, and all financial  statements required to be delivered  hereunder shall be prepared,  in accordance  with  GAAP as in  effect  from  time  to  time,  applied  on a basis consistent  (except  for such  changes  approved by the  Borrower's  independent
public  accountants)  with  the  most  recent  audited  consolidated   financial
statement of the Borrower delivered pursuant to Section 5.1(a);  provided,  that if the Borrower  notifies the  Administrative  Agent that the Borrower wishes to amend any covenant in Article VI to  eliminate  the effect of any change in GAAP on the operation of such covenant (or if the  Administrative  Agent notifies the
Borrower that the Required  Lenders wish to amend Article VI for such  purpose), then the  Borrower's  compliance  with such covenant  shall be determined on the basis of GAAP in effect  immediately  before the relevant  change in GAAP became effective,  until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

            SECTION 1.4 TERMS  GENERALLY.  The definitions of terms herein shall apply  equally to the singular and plural forms of the terms  defined.  Whenever the context may require, any pronoun shall include the corresponding  masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed  by the phrase  "without  limitation".  The word "will"
shall be construed to have the same meaning and effect as the word  "shall".  In the  computation of periods of time from a specified  date to a later  specified date, the word "from" means "from and including" and the word "to" means "to but excluding".  Unless the context  requires  otherwise  (i) any  definition  of or reference  to any  agreement,  instrument  or  other  document  herein  shall be construed as referring to such agreement, instrument or other document as it was originally  executed or as it may from time to time be amended,  supplemented or otherwise modified (subject to any restrictions on such amendments,  supplements or  modifications  set forth  herein),  (ii) any reference  herein to any Person shall be construed to include such Person's  successors  and permitted  assigns,
(iii) the words  "hereof",  "herein" and "hereunder" and words of similar import shall  be  construed  to  refer  to this  Agreement  as a  whole  and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules  shall be construed to refer to Articles,  Sections,  Exhibits and
Schedules to this  Agreement and (v) all  references to a specific time shall be construed  to refer to the  time in the  city  and  state of the  Administrative
Agent's principal office, unless otherwise indicated.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

            SECTION 2.1 GENERAL  DESCRIPTION OF FACILITIES.  Subject to and upon the terms and conditions  herein set forth,  (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility  pursuant to which the Lenders severally  agree  (to the  extent  of each  Lender's  Pro Rata  Share up to such
Lender's  Revolving  Commitment)  to make  Revolving  Loans to the  Borrower  in accordance  with Section 2.2,  (ii) the Issuing Bank agrees to issue  Letters of
Credit in  accordance  with Section 2.24,  (iii) the Swingline  Lender agrees to make Swingline Loans in accordance with Section 2.4; and (iv) each Lender agrees to purchase a participation  interest in the Letters of Credit and the Swingline
Loans pursuant to the terms and conditions  hereof;  provided,  that in no event shall  the  aggregate  principal  amount  of all  outstanding  Revolving  Loans,
Swingline Loans and outstanding LC Obligations  exceed at any time the Aggregate
Revolving Commitments from time to time in effect.

                                       15

            SECTION 2.2 REVOLVING LOANS. Subject to the terms and conditions set forth  herein,  each  Lender  severally  agrees to make  Revolving  Loans to the
Borrower,  from time to time during the  Availability  Period,  in an  aggregate principal  amount  outstanding  at any time  that  will not  result  in (a) such
Lender's Revolving Credit Exposure exceeding such Lender's Revolving  Commitment or (b)  the sum of the  aggregate  Revolving  Credit  Exposures  of all  Lenders exceeding the Aggregate Revolving  Commitments.  During the Availability Period,
the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement;  provided,  that the
Borrower  may not borrow or  reborrow  should  there exist a Default or Event of
Default.

            SECTION 2.3 PROCEDURE FOR REVOLVING BORROWINGS.

            The Borrower shall give the Administrative  Agent written notice (or telephonic  notice  promptly  confirmed in writing) of each Revolving  Borrowing substantially in the form of Exhibit 2.3 attached hereto (a "NOTICE OF REVOLVING
BORROWING")  (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate  Borrowing and (y) prior to 11:00 a.m. three (3) Business
Days prior to the requested date of each  Eurodollar  Borrowing.  Each Notice of
Revolving  Borrowing shall be irrevocable  and shall specify:  (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a  Business  Day),  (iii) the Type of such  Revolving  Loan  comprising  such
Borrowing  and (iv) in the case of a Eurodollar  Borrowing,  the duration of the initial  Interest Period  applicable  thereto  (subject to the provisions of the definition of Interest Period).  Each Revolving Borrowing shall consist entirely of Base Rate  Loans or  Eurodollar  Loans,  as the  Borrower  may  request.  The aggregate  principal amount of each Eurodollar  Borrowing shall be not less than
$5,000,000  or a larger  multiple of  $1,000,000,  and the  aggregate  principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000;  provided,  that Base Rate Loans made  pursuant to Section
2.5 or Section 2.24(c) may be made in lesser amounts as provided therein.  At no time shall the total number of  Eurodollar  Borrowings  outstanding  at any time exceed five.  Promptly following the receipt of a Notice of Revolving  Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details  thereof and the amount of such  Lender's  Revolving  Loan to be made as part of the requested Revolving Borrowing.

            SECTION  2.4  SWINGLINE   COMMITMENT.   Subject  to  the  terms  and
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the  Borrower,  from  time to time  during  the  Availability  Period,  in an aggregate  principal amount  outstanding at any time not to exceed the lesser of
(i) the Swingline  Commitment then in effect and (ii) the difference between the
Aggregate Revolving  Commitments and the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a
Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow,  repay and reborrow  Swingline  Loans in accordance with the terms and conditions of this Agreement.

            SECTION 2.5 PROCEDURE FOR SWINGLINE BORROWING; ETC. (a) The Borrower
shall  give the  Administrative  Agent  written  notice  (or  telephonic  notice promptly confirmed in writing) of each Swingline Borrowing ("NOTICE OF SWINGLINE
BORROWING")  prior  to  10:00  a.m.  on the  requested  date of  each  Swingline
Borrowing.  Each Notice of Swingline  Borrowing  shall be irrevocable  and shall specify:  (i) the principal amount of such Swingline Loan, (ii) the date of such
Swingline  Loan  (which  shall be a Business  Day) and (iii) the  account of the
Borrower to which the proceeds of such  Swingline  Loan should be credited.  The
Administrative Agent will promptly advise the Swingline Lender of each Notice of
Swingline Borrowing.  Each Swingline Loan shall accrue interest at the Base Rate or any other  interest  rate as agreed  between the Borrower  and the  Swingline
Lender and shall have an Interest Period (subject

                                       16

to the  definition  thereof) as agreed  between the Borrower  and the  Swingline
Lender. The aggregate  principal amount of each Swingline Loan shall be not less than $100,000 or a larger  multiple of $50,000,  or such other  minimum  amounts agreed to by the Swingline  Lender and the Borrower.  The Swingline  Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately  available  funds at the account  specified  by the  Borrower in the applicable  Notice  of  Swingline  Borrowing  not later  than  1:00 p.m.  on the requested date of such Swingline Loan. The Administrative  Agent will notify the
Lenders  on a  quarterly  basis if any  Swingline  Loans  occurred  during  such quarter.

                        (b) The Swingline  Lender,  at any time and from time to
            time in its sole  discretion,  may, on behalf of the Borrower (which hereby  irrevocably  authorizes and directs the Swingline  Lender to act on its  behalf),  give a Notice of  Revolving  Borrowing  to the
            Administrative Agent requesting the Lenders (including the Swingline
            Lender)  to make Base Rate  Loans in an amount  equal to the  unpaid principal  amount of any Swingline  Loan.  Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing  available to the Administrative  Agent for the account of the Swingline Lender in  accordance  with Section 2.8,  which will be used solely for the repayment of such Swingline Loan.

                        (c) If for any reason a Base Rate  Borrowing  may not be
            (as determined in the sole discretion of the Administrative  Agent), or is not, made in accordance  with the foregoing  provisions,  then each Lender  (other than the  Swingline  Lender)  shall  purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share  thereof on the date that such Base Rate
            Borrowing  should  have  occurred.  On the  date  of  such  required purchase,  each  Lender  shall  promptly  transfer,  in  immediately available  funds,  the amount of its  participating  interest to the
            Administrative  Agent for the account of the  Swingline  Lender.  If such  Swingline  Loan bears  interest  at a rate other than the Base
            Rate,  such  Swingline Loan shall  automatically  become a Base Rate
            Loan on the effective  date of any such  participation  and interest shall become payable on demand.

                        (d) Each  Lender's  obligation  to make a Base Rate Loan
            pursuant  to  Section  2.5(b)  or  to  purchase  the   participating
            interests   pursuant  to  Section   2.5(c)  shall  be  absolute  and
            unconditional  and  shall  not  be  affected  by  any  circumstance,
            including   without   limitation   (i)  any  setoff,   counterclaim,
            recoupment,  defense or other  right  that such  Lender or any other
            Person may have or claim against the Swingline Lender,  the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the  termination of any Lender's
            Revolving Commitment,  (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent
            or any  Lender or (v) any  other  circumstance,  happening  or event whatsoever,  whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline  Lender by any
            Lender,  the  Swingline  Lender  shall be entitled  to recover  such amount on demand from such Lender,  together  with accrued  interest thereon for each day from the date of demand  thereof at the Federal
            Funds  Rate.  Until  such time as such  Lender  makes  its  required payment,  the  Swingline  Lender shall be deemed to continue to have
            outstanding   Swingline   Loans  in  the   amount   of  the   unpaid
            participation  for all purposes of the Loan Documents.  In addition, such Lender  shall be deemed to have  assigned  any and all payments made of principal  and  interest on its Loans and any other  amounts due to it hereunder,  to the Swingline  Lender to fund the amount of

                                       17

            such Lender's  participation  interest in such Swingline  Loans that such  Lender  failed to fund  pursuant to this  Section,  until such amount has been purchased in full.

            SECTION 2.6 [INTENTIONALLY OMITTED].

            SECTION 2.7 [INTENTIONALLY OMITTED].

            SECTION 2.8 FUNDING OF BORROWINGS.

                        (a) Each Lender will make available each Loan to be made
            by it  hereunder on the  proposed  date thereof by wire  transfer in immediately  available  funds by 11:00  a.m.  to the  Administrative
            Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.5. The  Administrative  Agent will make such Loans available to the Borrower by promptly  crediting the amounts that it receives,  in like funds by the close of business on such proposed  date,  to an account  maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire  transfer  of such  amounts  to an  account  designated  by the
            Borrower to the Administrative Agent.

                        (b)  Unless  the  Administrative  Agent  shall have been
            notified by any Lender prior to 5 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is  participating  that such Lender will not make available to the Administrative Agent such
            Lender's  share of such  Borrowing,  the  Administrative  Agent  may assume  that such  Lender  has made  such  amount  available  to the
            Administrative Agent on such date, and the Administrative  Agent, in reliance on such  assumption,  may make available to the Borrower on such date a corresponding  amount. If such  corresponding  amount is not in fact  made  available  to the  Administrative  Agent  by such
            Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such
            Lender  together  with  interest at the Federal Funds Rate for up to two  (2)  days  and  thereafter  at  the  rate  specified  for  such
            Borrowing.  If such  Lender does not pay such  corresponding  amount forthwith  upon the  Administrative  Agent's  demand  therefor,  the
            Administrative  Agent shall  promptly  notify the Borrower,  and the
            Borrower  shall  immediately  pay such  corresponding  amount to the
            Administrative  Agent  together with interest at the rate  specified for such Borrowing.  Nothing in this  subsection  shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any  Borrowing  hereunder  or to  prejudice  any  rights  which  the
            Borrower  may have  against any Lender as a result of any default by such Lender hereunder.

                        (c)  All  Revolving  Borrowings  shall  be  made  by the
            Lenders on the basis of their respective Pro Rata Shares.  No Lender shall be  responsible  for any  default  by any other  Lender in its obligations  hereunder,  and each Lender  shall be obligated to make its Loans  provided to be made by it  hereunder,  regardless  of the failure of any other Lender to make its Loans hereunder.

            SECTION 2.9 INTEREST ELECTIONS.

                        (a)  Each  Borrowing  initially  shall  be of  the  Type
            specified in the applicable Notice of Borrowing,  and in the case of a Eurodollar  Borrowing,  shall have an initial  Interest  Period as specified in such Notice of Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect
            Interest  Periods  therefor,  all as provided in this  Section.  The
            Borrower  may elect  different  options  with  respect to  different portions of the affected Borrowing,  in which case each such portion

                                       18

            shall  be  allocated   ratably  among  the  Lenders   holding  Loans
            comprising  such  Borrowing,  and the  Loans  comprising  each  such portion shall be considered a separate Borrowing. This Section shall
            NOT apply to or Swingline Borrowings,  which may not be converted or continued.

                        (b) To make an election  pursuant to this  Section,  the
            Borrower  shall give the  Administrative  Agent prior written notice
            (or  telephonic  notice  promptly  confirmed  in  writing)  of  each
            Borrowing  (a  "NOTICE  OF  CONVERSION/CONTINUATION")  that is to be converted or continued,  as the case may be, (x) prior to 10:00 a.m.
            one (1)  Business  Day prior to the  requested  date of a conversion into a Base Rate  Borrowing  and (y) prior to 11:00  a.m.  three (3)
            Business  Days  prior  to a  continuation  of or  conversion  into a
            Eurodollar  Borrowing.  Each such Notice of  Conversion/Continuation shall be  irrevocable  and shall  specify (i) the Borrowing to which such  Notice of  Continuation/Conversion  applies  and if  different options  are  being  elected  with  respect  to  different  portions thereof,  the  portions  thereof  that are to be  allocated  to each resulting  Borrowing (in which case the  information to be specified pursuant  to  clauses  (iii) and (iv)  shall be  specified  for each resulting  Borrowing);  (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a
            Business Day, (iii) whether the resulting  Borrowing is to be a Base
            Rate Borrowing or a Eurodollar Borrowing;  and (iv) if the resulting
            Borrowing  is to be a  Eurodollar  Borrowing,  the  Interest  Period
            applicable thereto after giving effect to such election, which shall be a period  contemplated by the definition of "Interest Period". If any such  Notice of  Continuation/Conversion  requests a  Eurodollar
            Borrowing  but does not specify an  Interest  Period,  the  Borrower shall be deemed to have  selected an  Interest  Period of one month.
            The principal  amount of any resulting  Borrowing  shall satisfy the minimum  borrowing  amount for  Eurodollar  Borrowings and Base Rate
            Borrowings set forth in Section 2.3.

                        (c) If,  on the  expiration  of any  Interest  Period in
            respect of any Eurodollar Borrowing,  the Borrower shall have failed to deliver a Notice of Conversion/  Continuation,  then, unless such
            Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate  Borrowing.
            No Borrowing  may be converted  into,  or continued as, a Eurodollar
            Borrowing  if a Default  or an Event of Default  exists,  unless the
            Administrative  Agent and each of the Lenders  shall have  otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted  except on the last day of the Interest  Period in respect thereof.

                        (d)     Upon     receipt     of    any     Notice     of
            Conversion/Continuation,  the  Administrative  Agent shall  promptly notify  each  Lender of the  details  thereof  and of such  Lender's portion of each resulting Borrowing.

            SECTION 2.10   OPTIONAL REDUCTION AND TERMINATION OF COMMITMENTS.

                        (a)  Unless   previously   terminated,   all   Revolving
            Commitments  and the  Swingline  Commitment  shall  terminate on the
            Commitment Termination Date.

                        (b) Upon at least three (3) Business Days' prior written
            notice (or telephonic  notice promptly  confirmed in writing) to the
            Administrative  Agent  (which  notice  shall  be  irrevocable),  the
            Borrower may reduce the Aggregate  Revolving  Commitments in part or terminate the Aggregate  Revolving  Commitments in whole;  provided, that (i) any partial reduction shall apply to reduce proportionately and  permanently the Revolving  Commitment of each Lender,  (ii) any

                                       19

            partial  reduction  pursuant  to this  Section  2.10  shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such  reduction  shall be permitted  which would reduce the  Aggregate  Revolving  Commitments  to an  amount  less than the outstanding  Revolving  Credit  Exposures of all  Lenders.  Any such reduction in the Aggregate  Revolving  Commitments shall result in a
            proportionate   reduction  (rounded  to  the  next  lowest  integral
            multiple  of  $100,000)  in  the  Swingline  Commitment  and  the LC
            Commitment.

            SECTION 2.11   REPAYMENT OF LOANS.

                        (a) The  outstanding  principal  amount of all Revolving
            Loans shall be due and  payable  (together  with  accrued and unpaid interest thereon) on the Commitment Termination Date.

                        (b) The  principal  amount of each  Swingline  Borrowing
            shall be due and payable (together with accrued interest thereon) on the earlier of (i) the last day of the Interest Period applicable to such Borrowing or (ii) the Commitment Termination Date.

            SECTION  2.12  EVIDENCE  OF  INDEBTEDNESS.  (a)  Each  Lender  shall maintain in accordance with its usual practice  appropriate  records  evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time,  including  the amounts of principal and interest payable  thereon and paid to such Lender from time to time under this Agreement.
The Administrative  Agent shall maintain  appropriate  records in which shall be recorded (i) the Revolving  Commitment  of each Lender,  (ii) the amount of each
Loan made hereunder by each Lender,  the Class and Type thereof and the Interest
Period applicable thereto,  (iii) the date of each continuation thereof pursuant to Section 2.9, (iv) the date of each  conversion of all or a portion thereof to another Type  pursuant to Section 2.9, (v) the date and amount of any  principal or interest  due and payable or to become due and payable  from the  Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the  Administrative  Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof.  The entries made in such records  shall be PRIMA FACIE  evidence of the  existence and amounts of the obligations of the Borrower therein recorded;  provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such  record or any error  therein  shall not in any manner  affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

                        (b)  At  the  request  of  any  Lender   (including  the
            Swingline  Lender) at any time,  the  Borrower  agrees  that it will execute and deliver to such Lender a Revolving  Credit Note, and, in the case of the Swingline Lender only, a Swingline Note,  payable to the order of such Lender.

            SECTION 2.13   OPTIONAL PREPAYMENTS.

            The Borrower  shall have the right at any time and from time to time to prepay any Borrowing,  in whole or in part,  without  premium or penalty,  by giving  irrevocable  written notice (or telephonic notice promptly  confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any  Eurodollar  Borrowing,  11:00 a.m. not less than three (3) Business Days prior to any such  prepayment,  (ii) in the case of any  prepayment  of any Base
Rate  Borrowing,  not  less  than  one  Business  Day  prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings,  prior to 11:00 a. m.
on the date of such prepayment.  Each such notice shall be irrevocable and shall specify the proposed

                                       20

date of such  prepayment  and the principal  amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected  Lender of the contents  thereof and of such
Lender's  Pro Rata Share of any such  prepayment.  If such notice is given,  the aggregate  amount  specified in such notice shall be due and payable on the date designated in such notice,  together  with accrued  interest to such date on the amount so  prepaid in  accordance  with  Section  2.14(e);  provided,  that if a
Eurodollar Borrowing is prepaid on a date other than the last day of an Interest
Period  applicable  thereto,  the Borrower  shall also pay all amounts  required pursuant to Section  2.20.  Each  partial  prepayment  of any Loan (other than a
Swingline  Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving  Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline  Loan  pursuant to Section  2.5.  Each  prepayment  of a
Borrowing shall be applied ratably to the Loans comprising such Borrowing.

            SECTION 2.14   INTEREST ON LOANS.

                        (a) The  Borrower  shall pay  interest on each Base Rate
            Loan  at the  Base  Rate in  effect  from  time to time  and on each
            Eurodollar  Loan  at the  Adjusted  LIBO  Rate  for  the  applicable
            Interest  Period  in  effect  for such  Loan,  PLUS,  in the case of
            Eurodollar Loans only, the Applicable Margin.

                        (b)  Unless  otherwise  agreed in  writing  executed  by
            Borrower and the Swingline  Lender,  the Borrower shall pay interest on each Swingline Loan at the Base Rate in effect from time to time.

                        (c)   While  an  Event  of   Default   exists  or  after
            acceleration,  at the option of the Required  Lenders,  the Borrower
            shall  pay  interest  ("DEFAULT   INTEREST")  with  respect  to  all
            Eurodollar   Loans  at  the  rate   otherwise   applicable  for  the
            then-current  Interest  Period PLUS an additional 2% per annum until the last  day of such  Interest  Period,  and  thereafter,  and with respect to all Base Rate Loans  (including all Swingline  Loans) and all other  Obligations  hereunder  (other than Loans),  at an all-in rate in effect for Base Rate Loans, PLUS an additional 2% per annum.

                        (d) Interest on the principal  amount of all Loans shall
            accrue  from and  including  the  date  such  Loans  are made to but excluding  the  date  of  any  repayment  thereof.  Interest  on all outstanding  Base Rate Loans shall be payable  monthly in arrears on
            the  last  day  of  each  calendar   month  and  on  the  Commitment
            Termination Date. Interest on all outstanding Eurodollar Loans shall be  payable  on the  last  day of each  Interest  Period  applicable thereto, and, in the case of any Eurodollar Loans having an Interest
            Period  in excess of three  months  on each day which  occurs  every three months after the initial date of such Interest Period,  and on the  Commitment  Termination  Date.  Interest on each Swingline Loan shall be payable on the maturity  date of such Loan,  which shall be the last day of the Interest  Period  applicable  thereto and on the
            Commitment Termination Date. Interest on any Loan which is converted into a Loan of another  Type or which is repaid or prepaid  shall be payable  on the date of such  conversion  or on the date of any such repayment or prepayment  (on the amount repaid or prepaid)  thereof.
            All Default Interest shall be payable on demand.

                        (e)  The  Administrative   Agent  shall  determine  each
            interest rate  applicable to the Loans  hereunder and shall promptly notify the  Borrower  and the Lenders of such rate in writing (or by

                                       21

            telephone,  promptly  confirmed in writing).  Any such determination shall be conclusive  and binding for all purposes,  absent  manifest error.

            SECTION 2.15     FEES.

                        (a) The Borrower shall pay to the  Administrative  Agent
            for its own account fees in the amounts and at the times  previously agreed upon the Borrower and the Administrative Agent.

                        (b)  COMMITMENT  FEE. The Borrower  agrees to pay to the
            Administrative  Agent for the  account of each  Lender a  commitment fee,  which shall  accrue at one  quarter of one percent  (.25%) per annum,  on the daily amount of the unused  Revolving  Commitment  of such Lender during the Availability Period;  provided,  that if such
            Lender  continues to have any Revolving  Credit  Exposure  after the
            Commitment  Termination Date, then the commitment fee shall continue to accrue on the amount of such Lender's unused Revolving Commitment from and after the Commitment  Termination Date to the date that all of such Lender's  Revolving  Credit  Exposure has been paid in full.
            Accrued  commitment fees shall be payable in arrears on the last day of each March, June,  September and December of each year and on the
            Commitment Termination Date, commencing on the first such date after the  Closing  Date;  provided  further,  that  any  commitment  fees accruing after the Commitment  Termination  Date shall be payable on demand.  For purposes of computing  commitment  fees with respect to the Revolving  Commitments,  the Revolving Commitment of each Lender shall be  deemed  used to the  extent of the  outstanding  Revolving
            Loans and LC Exposure of such Lender.

                        (c) LETTER OF CREDIT FEES.  The  Borrower  agrees to pay
            (i) to the  Administrative  Agent, for the account of each Lender, a letter of  credit  fee with  respect  to its  participation  in each
            Letter of Credit, which shall accrue at the Applicable Percentage on the average daily amount of such Lender's LC Exposure (excluding any portion  thereof  attributable  to  unreimbursed  LC  Disbursements)
            attributable  to such  Letter of Credit  during the period  from and including  the date of  issuance  of such  Letter  of  Credit to but excluding the date on which such Letter  expires or is drawn in full
            (including   without   limitation   any  LC  Exposure  that  remains
            outstanding  after the Commitment  Termination Date) and (ii) to the
            Issuing Bank for its own account a fronting fee,  which shall accrue at the rate of  one-eighth  of one percent  (.125%) per annum on the average  daily  amount of the LC  Exposure  (excluding  any  portion thereof  attributable to Unreimbursed LC  Disbursements)  during the
            Availability Period (or until the date that such Letter of Credit is irrevocably  canceled,  whichever is later),  as well as the Issuing
            Bank's standard fees with respect to issuance, amendment, renewal or extension  of  any  Letter  of  Credit  or  processing  of  drawings thereunder.

                        (d)  CLOSING  FEE.   The  Borrower   shall  pay  to  the
            Administrative  Agent,  for the ratable  benefit of each  Lender,  a closing  fee  equal to  $75,000.  The  closing  fee shall be due and payable on the Closing Date.

                        (e)  PAYMENTS.  Accrued fees (other than the closing fee
            referenced in paragraph  (d)) shall be payable  quarterly in arrears on the  last  day of  each  March,  June,  September  and  December, commencing on September 30, 2001 and on the  Commitment  Termination
            Date.

                                       22

            SECTION 2.16     COMPUTATION OF INTEREST AND FEES.

            All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days  (including  the first day but excluding the last day)  occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed).  Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith  and,  except for  manifest  error,  shall be final, conclusive and binding for all purposes.

            SECTION 2.17 INABILITY TO DETERMINE  INTEREST RATES. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

                                    (i)  the  Administrative  Agent  shall  have
                        determined (which  determination shall be conclusive and
                        binding   upon  the   Borrower)   that,   by  reason  of
                        circumstances  affecting the relevant  interbank market,
                        adequate means do not exist for  ascertaining  LIBOR for
                        such Interest Period, or

                                    (ii) the  Administrative  Agent  shall  have
                        received  notice  from  the  Required  Lenders  that the
                        Adjusted  LIBO  Rate  does  not  adequately  and  fairly
                        reflect the cost to such Lenders (or Lender, as the case
                        may be) of making, funding or maintaining their (or its,
                        as the case may be)  Eurodollar  Loans for such Interest
                        Period,

the  Administrative  Agent  shall give  written  notice (or  telephonic  notice, promptly  confirmed  in writing) to the  Borrower  and to the Lenders as soon as
practicable   thereafter.   In  the  case  of   Eurodollar   Loans,   until  the
Administrative  Agent  shall  notify  the  Borrower  and the  Lenders  that  the circumstances giving rise to such notice no longer exist, (i) the obligations of the  Lenders  to make  Eurodollar  Revolving  Loans or to  continue  or  convert outstanding  Loans as or into  Eurodollar  Loans shall be suspended and (ii) all such affected  Loans shall be converted  into Base Rate Loans on the last day of the then current Interest Period applicable  thereto unless the Borrower prepays such Loans in accordance with this Agreement.  Unless the Borrower  notifies the
Administrative Agent at least one Business Day before the date of any Eurodollar
Revolving  Borrowing for which a Notice of Revolving  Borrowing  has  previously been  given  that it  elects  not to borrow on such  date,  then such  Revolving
Borrowing shall be made as a Base Rate Borrowing.

            SECTION 2.18 ILLEGALITY. If any Change in Law shall make it unlawful or impossible for any Lender to make,  maintain or fund any Eurodollar  Loan and such Lender shall so notify the Administrative  Agent, the Administrative  Agent shall  promptly  give  notice  thereof to the  Borrower  and the other  Lenders, whereupon until such Lender notifies the  Administrative  Agent and the Borrower that the  circumstances  giving rise to such  suspension  no longer  exist,  the obligation of such Lender to make Eurodollar  Revolving Loans, or to continue or convert  outstanding Loans as or into Eurodollar Loans,  shall be suspended.  In the case of the  making  of a  Eurodollar  Revolving  Borrowing,  such  Lender's
Revolving  Loan shall be made as a Base Rate Loan as part of the same  Revolving
Borrowing for the same Interest  Period and if the affected  Eurodollar  Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current  Interest Period  applicable to such Eurodollar
Loan if such Lender may lawfully  continue to maintain such Loan to such date or
(ii)  immediately  if such  Lender  shall  determine  that  it may not  lawfully continue to maintain  such  Eurodollar  Loan to such date.  Notwithstanding  the foregoing,  the  affected  Lender  shall,  prior to  giving  such  notice to the
Administrative  Agent,  designate a different  Applicable Lending Office if such designation  would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

                                       23

            SECTION 2.19    INCREASED COSTS.

                        (a)         If any Change in Law shall:

                                    (i) impose,  modify or deem  applicable  any
                        reserve,  special deposit or similar requirement that is
                        not  otherwise  included  in  the  determination  of the
                        Adjusted LIBO Rate hereunder against assets of, deposits
                        with or for the account of, or credit  extended  by, any
                        Lender (except any such reserve requirement reflected in
                        the Adjusted LIBO Rate) or the Issuing Bank; or

                                    (ii)  impose on any Lender or on the Issuing
                        Bank  or  the  eurodollar  interbank  market  any  other
                        condition  affecting  this  Agreement or any  Eurodollar
                        Loans made by such Lender or any Letter of Credit or any
                        participation therein;

and the  result  of the  foregoing  is to  increase  the cost to such  Lender of making,  converting  into,  continuing or  maintaining  a Eurodollar  Loan or to increase  the cost to such Lender or the  Issuing  Bank of  participating  in or issuing any Letter of Credit or to reduce the amount  received or  receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other  amount),  then the Borrower  shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the  Administrative  Agent), to the  Administrative  Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing
Bank,  as the case may be,  for such  additional  costs  incurred  or  reduction suffered.

                        (b) If  any  Lender  or  the  Issuing  Bank  shall  have
            determined that on or after the date of this Agreement any Change in
            Law regarding  capital  requirements has or would have the effect of reducing the rate of return on such  Lender's or the Issuing  Bank's capital  (or on the capital of such  Lender's or the Issuing  Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect  of any  Letter of Credit to a level  below that which  such  Lender  or the  Issuing  Bank or such  Lender's  or the
            Issuing Bank's parent  corporation  could have achieved but for such
            Change  in Law  (taking  into  consideration  such  Lender's  or the
            Issuing  Bank's  policies or the  policies  of such  Lender's or the
            Issuing Bank's parent  corporation with respect to capital adequacy)
            then, from time to time, within five (5) Business Days after receipt by the  Borrower  of  written  demand  by such  Lender  (with a copy thereof to the Administrative Agent), the Borrower shall pay to such
            Lender such additional amounts as will compensate such Lender or the
            Issuing  Bank  or  such  Lender's  or  the  Issuing   Bank's  parent
            corporation for any such reduction suffered.

                        (c) A  certificate  of a  Lender  or  the  Issuing  Bank
            setting  forth the amount or amounts  necessary to  compensate  such
            Lender or the Issuing  Bank or such  Lender's or the Issuing  Bank's parent  corporation,  as the case may be, specified in paragraph (a)
            or (b) of this Section  shall be  delivered to the Borrower  (with a copy to the  Administrative  Agent) and shall be conclusive,  absent manifest  error.  The  Borrower  shall  pay any such  Lender  or the
            Issuing Bank,  as the case may be, such amount or amounts  within 10 days after receipt thereof.

                        (d)  Failure  or delay on the part of any  Lender or the
            Issuing Bank to demand  compensation  pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation provided, that the Borrower shall not be

                                       24

            required  to  compensate  a Lender or the  Issuing  Bank  under this
            Section for any increased costs or reductions incurred more than six
            (6) months  prior to the date that such Lender or the  Issuing  Bank notifies the Borrower of such  increased  costs or reductions and of such Lender's or the Issuing Bank's intention to claim  compensation therefor; provided further, that if the Change in Law giving rise to such  increased  costs  or  reductions  is  retroactive,  then  such six-month  period  shall be  extended  to include the period of such retroactive effect.

            SECTION 2.20 FUNDING  INDEMNITY.  In the event of (a) the payment of any  principal of a  Eurodollar  Loan other than on the last day of the Interest
Period applicable  thereto  (including as a result of an Event of Default),  (b)
the conversion or  continuation  of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any  applicable  notice  (regardless  of whether  such  notice is  withdrawn  or revoked),  then, in any such event,  the Borrower shall  compensate each Lender, within five (5) Business  Days after  written  demand from such Lender,  for any loss,  cost or expense  attributable  to such event. In the case of a Eurodollar
Loan, such loss, cost or expense shall be deemed to include an amount determined by such  Lender to be the excess,  if any,  of (A) the amount of  interest  that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate  applicable to such  Eurodollar  Loan for the period  from the date of such event to the last day of the then  current
Interest  Period  therefor  (or in the case of a failure to  borrow,  convert or continue,  for the  period  that would  have been the  Interest  Period for such
Eurodollar  Loan)  over (B) the  amount of  interest  that  would  accrue on the principal  amount of such  Eurodollar  Loan for the same period if the  Adjusted
LIBO Rate were set on the date such  Eurodollar Loan was prepaid or converted or the date on which the  Borrower  failed to  borrow,  convert  or  continue  such
Eurodollar  Loan. A certificate as to any  additional  amount payable under this
Section 2.20 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

            SECTION 2.21 TAXES.

                        (a)  Any  and  all  payments  by or on  account  of  any
            obligation of the Borrower hereunder shall be made free and clear of and without  deduction  for any  Indemnified  Taxes or Other  Taxes;
            provided,  that if the  Borrower  shall be  required  to deduct  any
            Indemnified  Taxes or Other Taxes from such  payments,  then (i) the sum payable shall be increased as necessary so that after making all required deductions  (including  deductions applicable to additional sums payable  under this  Section)  the  Administrative  Agent,  any
            Lender or the  Issuing  Bank (as the case may be) shall  receive  an amount  equal  to the  sum  it  would  have  received  had  no  such deductions  been made,  (ii) the Borrower shall make such deductions and (iii) the  Borrower  shall pay the full  amount  deducted to the relevant Governmental Authority in accordance with applicable law.

                        (b) In addition,  the Borrower shall pay any Other Taxes
            to the relevant Governmental Authority in accordance with applicable law.

                        (c) The  Borrower  shall  indemnify  the  Administrative
            Agent,  each Lender and the Issuing  Bank,  within five (5) Business
            Days  after  written  demand  therefor,  for the full  amount of any
            Indemnified Taxes or Other Taxes paid by the  Administrative  Agent, such  Lender  or the  Issuing  Bank,  as the case may be, on or with respect to any  payment by or on  account of any  obligation  of the
            Borrower  hereunder  (including  Indemnified  Taxes or  Other  Taxes imposed or asserted on or attributable to amounts payable under this
            Section) and any penalties, interest and reasonable expenses arising therefrom or with respect  thereto,  whether or not such Indemnified

                                       25

            Taxes or Other Taxes were  correctly or legally  imposed or asserted by the relevant  Governmental  Authority.  A  certificate  as to the amount of such payment or  liability  delivered to the Borrower by a
            Lender or the Issuing  Bank, or by the  Administrative  Agent on its
            own behalf or on behalf of a Lender or the  Issuing  Bank,  shall be conclusive absent manifest error.

                        (d)  As  soon  as  practicable   after  any  payment  of
            Indemnified  Taxes or Other Taxes by the Borrower to a  Governmental
            Authority,  the Borrower shall deliver to the  Administrative  Agent the  original  or a  certified  copy  of a  receipt  issued  by such
            Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment  reasonably satisfactory to the Administrative Agent.

                        (e) Any Foreign  Lender that is entitled to an exemption
            from  or  reduction  of  withholding   tax  under  the  law  of  the
            jurisdiction  in which the  Borrower  is  located,  or any treaty to which such  jurisdiction is a party,  with respect to payments under this  Agreement  shall  deliver to the Borrower  (with a copy to the
            Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed  documentation  prescribed by applicable  law or  reasonably  requested by the Borrower as will permit such payments to be made without  withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign
            Lender agrees that it will deliver to the  Administrative  Agent and the  Borrower (or in the case of a  Participant,  to the Lender from which the related  participation  shall have been purchased) two (2)
            duly completed copies of Internal Revenue Service Form 1001 or 4224, or any  successor  form thereto,  as the case may be,  certifying in each case that such Foreign  Lender is entitled to receive  payments made by the Borrower  hereunder  and under the Notes  payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or
            W-9, or any successor form thereto, as the case may be, to establish an exemption  from United State backup  withholding  tax.  Each such
            Foreign Lender shall deliver to the Borrower and the  Administrative
            Agent  such  forms on or before  the date that it becomes a party to this  Agreement (or in the case of a  Participant,  on or before the date such  Participant  purchases  the  related  participation).  In addition,  each such Lender shall  deliver such forms  promptly upon the  obsolescence or invalidity of any form previously  delivered by such Lender. Each such Lender shall promptly notify the Borrower and the  Administrative  Agent at any time that it determines that it is no  longer  in  a  position  to  provide  any  previously  delivered certificate  to the  Borrower  (or any other  form of  certification adopted by the U.S. taxing authorities for such purpose).

                                       26

            SECTION 2.22   PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
                           SET-OFFS.

                        (a) The Borrower shall make each payment  required to be
            made  by it  hereunder  (whether  of  principal,  interest,  fees or reimbursement  of LC  Disbursements,  or of  amounts  payable  under
            Section 2.19,  2.20 or 2.21,  or otherwise)  prior to 12:00 noon, on the date when due, in immediately  available funds,  without set-off or  counterclaim.  Any amounts  received after such time on any date may, in the  discretion of the  Administrative  Agent,  be deemed to have been received on the next succeeding  Business Day for purposes of calculating  interest thereon. All such payments shall be made to the Administrative  Agent at the Payment Office,  except payments to be  made  directly  to the  Issuing  Bank  or  Swingline  Lender  as expressly  provided  herein and except  that  payments  pursuant  to
            Sections 2.19,  2.20 and 2.21 and 10.3 shall be made directly to the
            Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate  recipient promptly following receipt thereof. If any payment  hereunder  shall be due on a day that is not a Business
            Day, the date for payment  shall be extended to the next  succeeding
            Business  Day,  and, in the case of any payment  accruing  interest, interest  thereon  shall  be made  payable  for the  period  of such extension. All payments hereunder shall be made in Dollars.

                        (b) If at any time  insufficient  funds are  received by
            and available to the  Administrative  Agent to pay fully all amounts of principal, unreimbursed LC Disbursements,  interest and fees then due  hereunder,  such  funds  shall be applied  (i)  first,  towards payment of interest and fees then due  hereunder,  ratably among the parties  entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second,  towards payment of principal and unreimbursed LC  Disbursements  then due hereunder, ratably among the parties  entitled  thereto in accordance  with the amounts of principal and unreimbursed LC  Disbursements  then due to such parties.

                        (c) If any  Lender  shall,  by  exercising  any right of
            set-of or  counterclaim  or otherwise,  obtain payment in respect of any  principal  of or  interest  on any of its  Revolving  Loans  or participations  in LC  Disbursements  or Swingline  Loans that would result in such Lender receiving  payment of a greater  proportion of the aggregate amount of its Revolving Loans and participations in LC
            Disbursements  and Swingline Loans and accrued interest thereon than the  proportion  received  by any  other  Lender,  then  the  Lender receiving such greater  proportion  shall purchase (for cash at face value)  participations in the Revolving Loans and  participations in
            LC Disbursements  and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such  payments  shall be shared by the Lenders  ratably in accordance  with the aggregate  amount of principal  of and  accrued  interest on their  respective  Revolving
            Loans and  participations  in LC Disbursements  and Swingline Loans;
            provided,  that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the  extent  of  such  recovery,  without  interest,  and  (ii)  the provisions of this paragraph  shall not be construed to apply to any payment made by the Borrower  pursuant to and in accordance with the express terms of this Agreement or any payment  obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or  participations in LC Disbursements or Swingline
            Loans to any assignee or participant,  other than to the Borrower or any  Subsidiary or Affiliate  thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees,  to the extent it may effectively do so under applicable law,  that any Lender  acquiring  a  participation  pursuant  to the foregoing  arrangements  may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such  Lender  were a direct  creditor  of the  Borrower in the amount of such participation.

                                       27

                        (d) Unless the Administrative  Agent shall have received
            notice from the  Borrower  prior to the date on which any payment is due to the  Administrative  Agent for the  account of the Lenders or the Issuing  Bank  hereunder  that the  Borrower  will not make such payment,  the Administrative  Agent may assume that the Borrower has made such  payment on such date in  accordance  herewith and may, in reliance  upon such  assumption,  distribute  to the  Lenders or the
            Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment,  then each of the Lenders or the Issuing  Bank,  as the case may be,  severally agrees to repay to the Administrative  Agent forthwith on demand the amount so  distributed  to such Lender or Issuing Bank with interest thereon,  for each day from and  including  the date such  amount is distributed  to it to but  excluding  the  date  of  payment  to the
            Administrative  Agent, at the greater of the Federal Funds Effective
            Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                        (e) If  any  Lender  shall  fail  to  make  any  payment
            required  to be made by it pursuant  to Section  2.5(b),  2.24(c) or
            (d), 2.7(b),  2.22(d) or 10.3(d), then the Administrative Agent may, in its discretion  (notwithstanding  any contrary provision hereof), apply any amounts thereafter  received by the  Administrative  Agent for the account of such Lender to satisfy such Lender's  obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.23 MITIGATION OF OBLIGATIONS;  REPLACEMENT OF LENDERS.  If
any Lender  requests  compensation  under  Section  2.19,  or if the Borrower is required  to pay  any  additional  amount  to  any  Lender  or any  Governmental
Authority  for the  account of any Lender  pursuant to Section  2.21,  then such
Lender shall use reasonable  efforts to designate a different lending office for funding or booking its Loans  hereunder or to assign its rights and  obligations hereunder to another of its  offices,  branches or  affiliates,  if, in the sole judgment of such Lender,  such  designation or assignment (i) would eliminate or reduce  amounts  payable under Section 2.19 or Section 2.21, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be  disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

            SECTION 2.24   LETTERS OF CREDIT.

                        (a) During the Availability Period, the Issuing Bank, in
            reliance  upon the  agreements  of the  other  Lenders  pursuant  to
            Section  2.24(d),  agrees to issue,  at the request of the Borrower,
            Letters of Credit for the  account of the  Borrower on the terms and conditions hereinafter set forth; provided,  that (i) each Letter of
            Credit  shall  expire on the  earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal  or  extension  thereof,  one year  after  such  renewal  or extension)  and (B) the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $500,000;  and (iii) the Borrower may not request any Letter of Credit,  if, after  giving  effect to such
            issuance  (A)  the  aggregate  LC  Exposure   would  exceed  the  LC
            Commitment  or (B) the  aggregate  LC Exposure,  PLUS the  aggregate outstanding  Revolving  Loans  of  all  Lenders,  would  exceed  the
            Aggregate Revolving Commitments. Upon the issuance of each Letter of
            Credit each Lender  shall be deemed to, and hereby  irrevocably  and unconditionally  agrees to,  purchase  from the Issuing Bank without recourse  a  participation  in such  Letter of Credit  equal to such
            Lender's  Pro Rata Share of the  aggregate  amount  available  to be drawn  under such  Letter of Credit.  Each  issuance  of a Letter of

                                       28

            Credit shall be deemed to utilize the  Revolving  Commitment of each
            Lender by an amount equal to the amount of such participation.

                        (b) To request  the  issuance  of a Letter of Credit (or
            any  amendment,  renewal or  extension of an  outstanding  Letter of
            Credit),   the  Borrower   shall  give  the  Issuing  Bank  and  the
            Administrative  Agent irrevocable  written notice at least three (3)
            Business  Days  prior  to  the  requested   date  of  such  issuance
            specifying  the date (which shall be a Business  Day) such Letter of
            Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such  Letter of  Credit , the name and  address  of the  beneficiary thereof and such other information as shall be necessary to prepare, amend,  renew or extend  such  Letter of Credit.  In addition to the satisfaction  of the conditions in Article III, the issuance of such
            Letter of Credit (or any  amendment  which  increases  the amount of such  Letter of Credit)  will be subject to the  further  conditions that such Letter of Credit  shall be in such form and  contain  such terms as the Issuing Bank shall approve and that the Borrower  shall have executed and delivered any additional applications,  agreements and  instruments  relating  to such  Letter of Credit as the Issuing
            Bank shall reasonably  require;  provided,  that in the event of any conflict  between such  applications,  agreements or instruments and this Agreement, the terms of this Agreement shall control.

                        (c) At least two Business  Days prior to the issuance of
            any  Letter  of  Credit,  the  Issuing  Bank will  confirm  with the
            Administrative   Agent  (by   telephone  or  in  writing)  that  the
            Administrative  Agent  has  received  such  notice  and if not,  the
            Issuing  Bank will  provide  the  Administrative  Agent  with a copy thereof.  Unless  the  Issuing  Bank has  received  notice  from the
            Administrative  Agent on or  before  the  Business  Day  immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (1)  directing the Issuing Bank not to issue the Letter of
            Credit because such issuance is not then permitted hereunder because of the  limitations set forth in Section 2.24(a) or that one or more conditions  specified in Article III are not then  satisfied,  then, subject to the terms and conditions  hereof, the Issuing Bank shall, on the  requested  date,  issue such Letter of Credit in  accordance with the Issuing Bank's usual and customary business practices.

                        (d)  The  Issuing  Bank  shall   examine  all  documents
            purporting  to  represent  a demand  for  payment  under a Letter of
            Credit  promptly  following  its receipt  thereof.  The Issuing Bank shall  notify  the  Borrower  and the  Administrative  Agent of such demand for payment  and  whether  the Issuing  Bank has made or will make a LC  Disbursement  thereunder;  provided,  that any failure to give or delay in giving such notice  shall not relieve the  Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC  Disbursement.  The Borrower shall be irrevocably and unconditionally  obligated to reimburse the Issuing Bank for any
            LC  Disbursements  paid  by the  Issuing  Bank  in  respect  of such drawing,  without  presentment,  demand or other  formalities of any kind.  Unless the Borrower  shall have notified the Issuing Bank and the  Administrative  Agent prior to 11:00 a.m. on the  Business  Day immediately  prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such  drawing in funds  other than from the  proceeds  of  Revolving
            Loans, the Borrower shall be deemed to have timely given a Notice of
            Revolving  Borrowing  to the  Administrative  Agent  requesting  the
            Lenders  to make a Base  Rate  Borrowing  on the date on which  such drawing  is  honored in an exact  amount  due to the  Issuing  Bank;
            provided, that for purposes solely of such Borrowing, the conditions precedents  set forth in Section 3.2 hereof shall not be applicable.

                                       29

            The Administrative  Agent shall notify the Lenders of such Borrowing in  accordance  with  Section  2.3,  and each Lender  shall make the proceeds of its Base Rate Loan included in such Borrowing  available to the  Administrative  Agent for the account of the Issuing Bank in accordance with Section 2.8. The proceeds of such Borrowing shall be applied  directly  by the  Administrative  Agent  to  reimburse  the
            Issuing Bank for such LC Disbursement.

                        (e) If for any reason a Base Rate  Borrowing  may not be
            (as determined in the sole discretion of the Administrative  Agent), or is not, made in accordance  with the foregoing  provisions,  then each Lender (other than the Issuing Bank) shall be obligated to fund the participation  that such Lender purchased pursuant to subsection
            (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which  such Base Rate  Borrowing  should  have occurred.  Each Lender's  obligation to fund its participation shall be  absolute  and  unconditional  and shall not be  affected  by any
            circumstance,   including   without   limitation   (i)  any  setoff,
            counterclaim, recoupment, defense or other right that such Lender or any other  Person may have  against  the  Issuing  Bank or any other
            Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the  termination  of the Aggregate  Revolving
            Commitments, (iii) any adverse change in the condition (financial or otherwise)  of the  Borrower  or any of its  Subsidiaries,  (iv) any
            breach of this  Agreement by the Borrower or any other  Lender,  (v)
            any amendment,  renewal or extension of any Letter of Credit or (vi)
            any other  circumstance,  happening or event whatsoever,  whether or not  similar  to  any of  the  foregoing.  On  the  date  that  such participation  is required to be funded,  each Lender shall promptly
            transfer,   in  immediately  available  funds,  the  amount  of  its
            participation  to the  Administrative  Agent for the  account of the
            Issuing  Bank.  Whenever,  at any time  after the  Issuing  Bank has received from any such Lender the funds for its  participation  in a
            LC Disbursement,  the Issuing Bank (or the  Administrative  Agent on
            its  behalf)   receives   any  payment  on  account   thereof,   the
            Administrative  Agent or the Issuing  Bank, as the case may be, will distribute  to such  Lender  its Pro  Rata  Share  of such  payment;
            provided,  that if such  payment is required to be returned  for any reason  to  the  Borrower  or to a  trustee,  receiver,  liquidator, custodian or similar  official in any  bankruptcy  proceeding,  such
            Lender will return to the  Administrative  Agent or the Issuing Bank any portion  thereof  previously  distributed by the  Administrative
            Agent or the Issuing Bank to it.

                        (f) To the extent that any Lender  shall fail to pay any
            amount required to be paid pursuant to paragraph (d) of this Section
            2.24 on the due date therefor, such Lender shall pay interest to the
            Issuing Bank (through the Administrative  Agent) on such amount from such due date to the date such  payment  is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such  payment  to the  Issuing  Bank  within  three (3)
            Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the
            Default Rate.

                        (g)  If  any  Event  of  Default   shall  occur  and  be
            continuing,  on the Business Day that the Borrower  receives  notice from the Administrative  Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph,  the Borrower shall deposit in an account with the  Administrative  Agent,  in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC  Exposure as of such date plus any accrued and unpaid interest thereon;  provided,  that the obligation to deposit such cash collateral shall become effective  immediately, and such deposit  shall  become  immediately  due and payable,  with demand or notice of any kind,  upon the  occurrence  of any Event of
            Default with respect to the Borrower  described in clause (g) or (h)
            of Section  8.1.  Such deposit  shall be held by the  Administrative
            Agent  as  collateral  for  the  payment  and   performance  of  the
            obligations of the Borrower under this Agreement. The Administrative

                                       30

            Agent shall have  exclusive  dominion  and  control,  including  the exclusive  right of  withdrawal,  over such account.  Other than any
            interest   earned  on  the  investment  of  such   deposits,   which
            investments  shall be made at the option and sole  discretion of the
            Administrative  Agent and at the Borrower's  risk and expense,  such deposits shall not bear interest.  Interest and profits,  if any, on such investments  shall  accumulate in such account.  Moneys in such account  shall be applied by the  Administrative  Agent to reimburse the  Issuing  Bank for LC  Disbursements  for  which it had not been reimbursed  and to the  extent  so  applied,  shall  be held for the satisfaction  of the  reimbursement  obligations of the Borrower for the LC  Exposure  at such time or, if the  maturity of the Loans has been  accelerated,  with the  consent of the  Required  Lenders,  be applied to satisfy  other  obligations  of the  Borrower  under this
            Agreement.  If the Borrower is required to provide an amount of cash collateral  hereunder as a result of the  occurrence  of an Event of
            Default,  such  amount (to the  extent not so applied as  aforesaid)
            shall be returned to the Borrower with three Business Days after all
            Events of Default have been cured or waived.

                        (h) Promptly  following the end of each fiscal  quarter,
            the Issuing Bank shall deliver (through the Administrative Agent) to each  Lender and the  Borrower  a report  describing  the  aggregate
            Letters of Credit  outstanding  at the end of such  fiscal  quarter.
            Upon the request of any Lender from time to time,  the Issuing  Bank shall  deliver  to such  Lender  any  other  information  reasonably requested  by such Lender with respect to each Letter of Credit then outstanding.

                        (i)  The   Borrower's   obligation   to   reimburse   LC
            Disbursements   hereunder  shall  be  absolute,   unconditional  and
            irrevocable  and shall be performed  strictly in accordance with the terms of this  Agreement  under  all  circumstances  whatsoever  and irrespective of any of the following circumstances:

                                    (i) Any lack of validity  or  enforceability
                        of any Letter of Credit or this Agreement;

                                    (ii) The  existence  of any claim,  set-off,
                        defense  or  other  right  which  the  Borrower  or  any
                        Subsidiary  or Affiliate of the Borrower may have at any
                        time  against a  beneficiary  or any  transferee  of any
                        Letter of Credit (or any  Persons or  entities  for whom
                        any such  beneficiary or transferee may be acting),  any
                        Lender (including the Issuing Bank) or any other Person,
                        whether in connection  with this Agreement or the Letter
                        of Credit or any document  related  hereto or thereto or
                        any unrelated transaction;

                                    (iii) Any draft or other document  presented
                        under  a  Letter  of  Credit   proving   to  be  forged,
                        fraudulent  or invalid in any  respect or any  statement
                        therein being untrue or inaccurate in any respect;

                                    (iv)  Payment  by the  Issuing  Bank under a
                        Letter  of  Credit  against  presentation  of a draft or
                        other  document  to  the  Issuing  Bank  that  does  not
                        materially  comply  with  the  terms of such  Letter  of
                        Credit;

                                    (v)  Any   other   event   or   circumstance
                        whatsoever,  whether  or  not  similar  to  any  of  the
                        foregoing,  that might,  but for the  provisions of this
                        Section,  constitute a legal or equitable  discharge of,
                        or  provide a right of setoff  against,  the  Borrower's
                        obligations hereunder; or

                                       31

                                    (vi) The  existence of a Default or an Event
                        of Default.

            Neither the Administrative  Agent, the Issuing Bank, the Lenders nor
            any Related Party of any of the  foregoing  shall have any liability or responsibility by reason of or in connection with the issuance or transfer  of any Letter of Credit or any  payment or failure to make any payment  thereunder  (irrespective  of any of the  circumstances referred to above), or any error,  omission,  interruption,  loss or delay in  transmission  or  delivery  of any draft,  notice or other communication  under or relating to any Letter of Credit  (including any document  required to make a drawing  thereunder),  any error in interpretation  of technical terms or any  consequence  arising from causes  beyond the control of the Issuing Bank;  provided,  that the foregoing  shall not be  construed  to excuse the Issuing  Bank from liability  to the  Borrower to the extent of any direct  damages (as opposed  to  consequential  damages,  claims in respect of which are hereby waived by the Borrower to the extent  permitted by applicable law) suffered by the Borrower that are caused by the Issuing  Bank's failure to exercise care when  determining  whether  drafts or other documents  presented  under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree, that in the absence of gross  negligence  or willful  misconduct on the part of the Issuing
            Bank (as finally  determined by a court of competent  jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the  generality  thereof,  the parties  agree that,  with respect to documents  presented  that appear on their face to be in substantial compliance  with the terms of a Letter of Credit,  the Issuing  Bank may, in its sole  discretion,  either  accept and make  payment upon such documents  without  responsibility  for further  investigation, regardless of any notice or information  to the contrary,  or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                        (j)  Each  Letter  of  Credit  shall be  subject  to the
            Uniform  Customs  and  Practices  for   Documentary   Credits  (1993
            Revision), International Chamber of Commerce Publication No. 500, as
            the same may be amended  from time to time,  and,  to the extent not inconsistent  therewith,  the  governing  law of this  Agreement set forth in Section 10.5.

                                   ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

            SECTION 3.1  CONDITIONS TO  EFFECTIVENESS.  The  obligations  of the
Lenders (including the Swingline Lender) to make Loans and the obligation of the
Issuing Bank to issue any Letter of Credit  hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

                        (a) The  Administrative  Agent shall have  received  all
            fees and other  amounts  due and  payable on or prior to the Closing
            Date,  including  reimbursement  or  payment  of  all  out-of-pocket expenses  (including  reasonable fees,  charges and disbursements of counsel to the  Administrative  Agent)  required to be reimbursed or paid by the Borrower  hereunder,  under any other Loan  Document and under  any  agreement  with the  Administrative  Agent  or  SunTrust
            Equitable Securities Corporation, as Arranger.

                        (b) The Administrative Agent (or its counsel) shall have
            received the following:

                                       32

                                    (i) a counterpart of this  Agreement  signed
                        by or  on  behalf  of  each  party  thereto  or  written
                        evidence satisfactory to the Administrative Agent (which
                        may include telecopy  transmission of a signed signature
                        page of this  Agreement)  that such  party has  signed a
                        counterpart of this Agreement;

                                    (ii) duly  executed  Notes  payable  to each
                        Lender;

                                    (iii)  an  executed   Subsidiary   Guarantee
                        Agreement;

                                    (iv)  a  certificate  of  the  Secretary  or
                        Assistant   Secretary   of   Borrower,   attaching   and
                        certifying  copies of its bylaws and of the  resolutions
                        of its boards of directors,  authorizing  the execution,
                        delivery and  performance of the Loan Documents to which
                        it is a party;

                                    (v)  certified  copies  of the  articles  of
                        incorporation of Borrower, together with certificates of
                        good standing or existence, as may be available from the
                        Secretary of State of the  jurisdiction of incorporation
                        of each Loan Party;

                                    (vi) a favorable  written opinion of general
                        counsel   to  the  Loan   Parties,   addressed   to  the
                        Administrative  Agent  and  each  of  the  Lenders,  and
                        covering such matters relating to the Loan Parties,  the
                        Loan Documents and the transactions contemplated therein
                        as the  Administrative  Agent  or the  Required  Lenders
                        shall reasonably request; and

                                    (vii)  a duly  executed  funds  disbursement
                        agreement.

            SECTION 3.2 EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend  any  Letter of Credit is  subject  to the  satisfaction  of the following conditions:

                        (a) at the time of and  immediately  after giving effect
            to such Borrowing or the issuance,  amendment,  renewal or extension of such  Letter of  Credit,  as  applicable,  no Default or Event of
            Default shall exist; and

                        (b) all  representations  and  warranties  of each  Loan
            Party set forth in the Loan  Documents  shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment,  extension or renewal of such Letter of
            Credit, in each case before and after giving effect thereto; and

                        (c)  since  the  date  of  the  most  recent   financial
            statements of the Borrower described in Section 5.1(a),  there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

            Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the  Borrower on the date thereof as to the matters  specified in  paragraphs
(a), (b) and (c) of this Section 3.2.

            SECTION  3.3  DELIVERY  OF  DOCUMENTS.  All of the  Loan  Documents,
certificates,  legal opinions and other documents and papers referred to in this
Article   III,   unless   otherwise   specified,   shall  be  delivered  to  the

                                       33

Administrative  Agent for the account of each of the Lenders and, except for the
Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

            SECTION  4.1  EXISTENCE;   POWER.  The  Borrower  and  each  of  its
Subsidiaries  (i) is duly organized,  validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite  power and  authority to carry on its business as now  conducted,  and
(iii)  is  duly  qualified  to do  business,  and is in good  standing,  in each jurisdiction where such qualification is required,  except where a failure to be so qualified  could not  reasonably be expected to result in a Material  Adverse
Effect.

            SECTION 4.2  ORGANIZATIONAL  POWER;  AUTHORIZATION.  The  execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan  Party's  organizational  powers and have been duly authorized by all necessary  organizational action. This Agreement has been duly executed and delivered by the  Borrower,  and  constitutes,  and each other Loan
Document to which any Loan Party is a party, when executed and delivered by such
Loan Party,  will constitute,  valid and binding  obligations of the Borrower or such Loan Party (as the case may be),  enforceable against it in accordance with their  respective  terms,  except as may be  limited by  applicable  bankruptcy,
insolvency,   reorganization,   moratorium,   or  similar  laws   affecting  the
enforcement of creditors' rights generally and by general principles of equity.

            SECTION 4.3  GOVERNMENTAL  APPROVALS;  NO CONFLICTS.  The execution, delivery and  performance  by the Borrower of this  Agreement,  and by each Loan
Party of the other Loan  Documents to which it is a party (a) do not require any consent or  approval  of,  registration  or filing  with,  or any action by, any
Governmental  Authority,  except those as have been  obtained or made and are in full force and  effect or where the  failure  to do so,  individually  or in the aggregate,  could not reasonably be expected to have a Material  Adverse Effect,
(b) will not violate any material  provision of any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its  Subsidiaries or any order of any  Governmental  Authority,  (c) will not violate or result in a material default under any indenture,  material agreement or other material  instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right  thereunder  to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the  creation or  imposition  of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

            SECTION 4.4 FINANCIAL STATEMENTS.  The Borrower has furnished to the
Administrative  Agent and the Lenders (i) the audited consolidated balance sheet of the  Borrower  and its  Subsidiaries  as of December 26, 2000 and the related consolidated  statements of income,  shareholders' equity and cash flows for the fiscal  year then ended  prepared by Ernst & Young,  LLP and (ii) the  unaudited consolidated  balance sheet of the Borrower and its Subsidiaries as of March 20,
2001, and the related unaudited consolidated statements of income and cash flows for the fiscal  quarter and  year-to-date  period then  ending,  certified  by a
Responsible  Officer.  Such financial statements fairly present the consolidated

                                       34

financial  condition of the Borrower and its  Subsidiaries  as of such dates and the consolidated  results of operations for such periods in conformity with GAAP consistently  applied,  subject to year end audit adjustments and the absence of footnotes  in the case of the  statements  referred  to in  clause  (ii).  Since
December 26,  2000,  there have been no changes with respect to the Borrower and its Subsidiaries  which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

            SECTION 4.5 LITIGATION AND ENVIRONMENTAL MATTERS.

                        (a) No  litigation,  investigation  or  proceeding of or
            before  any  arbitrators  or  Governmental  Authorities  is  pending against or, to the knowledge of the Borrower,  threatened against or affecting  the Borrower or any of its  Subsidiaries  (i) as to which there is a reasonable  possibility of an adverse  determination that could reasonably be expected to have, either  individually or in the aggregate,  a  Material  Adverse  Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

                        (b) Except for the matters  set forth on  Schedule  4.5,
            neither the Borrower nor any of its  Subsidiaries  (i) has failed to comply in any  material  respect  with any  Environmental  Law or to obtain,  maintain  or  comply  with  any  permit,  license  or other approval  required  under any  Environmental  Law,  (ii) has  become subject  to  any  material  Environmental  Liability  or  (iii)  has
            received   notice  of  any  claim  with   respect  to  any  material
            Environmental Liability.

            SECTION 4.6 COMPLIANCE  WITH LAWS AND  AGREEMENTS.  The Borrower and
each  Subsidiary  is  in  compliance  with  (a)  all  applicable  laws,   rules,
regulations and orders of any  Governmental  Authority,  and (b) all indentures, agreements or other instruments binding upon it or its properties,  except where non-compliance  with the  provisions of 4.6 (a) or (b),  either singly or in the aggregate,  could not  reasonably  be expected  to result in a Material  Adverse
Effect.

            SECTION 4.7  INVESTMENT  COMPANY ACT, ETC.  Neither the Borrower nor
any of its  Subsidiaries  is (a) an  "investment  company",  as  defined  in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b)
a "holding  company" as defined in, or subject to regulation  under,  the Public
Utility Holding Company Act of 1935, as amended or (c) otherwise  subject to any other regulatory scheme limiting its ability to incur debt.

            SECTION 4.8 TAXES.  The  Borrower and its  Subsidiaries  have timely filed or  caused  to be filed  all  Federal  income  tax  returns  and all other material tax returns  that are  required to be filed by them,  and have paid all taxes shown to be due and  payable on such  returns or on any  assessments  made against it or its property and all other taxes, fees or other charges imposed on it or any of its  property  by any  Governmental  Authority,  except  (i) to the extent the  failure to do so would not have a  Material  Adverse  Effect or (ii)
where  the same are  currently  being  contested  in good  faith by  appropriate proceedings and for which the Borrower or such  Subsidiary,  as the case may be, has set aside on its books adequate reserves.

            SECTION 4.9 MARGIN  REGULATIONS.  None of the proceeds of any of the
Loans or Letters  of Credit  will be used for  "purchasing"  or  "carrying"  any
"margin  stock"  with  the  respective  meanings  of each of  such  terms  under
Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

                                       35

            SECTION  4.10 ERISA.  No ERISA Event has  occurred or is  reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a  Material  Adverse  Effect.  The  present  value of all  accumulated benefit  obligations under each Plan (based on the assumptions used for purposes of Statement of Financial  Standards No. 87) did not, as of the date of the most recent  financial  statements  reflecting  such  amounts,  exceed  by more  than
$1,000,000  the fair  market  value of the assets of such Plan,  and the present value of all accumulated  benefit obligations of all underfunded Plans (based on the  assumptions  used for purposes of Statement of Financial  Standards No. 87)
did not, as of the date of the most recent financial statements  reflecting such amounts,  exceed by more than  $1,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 4.11   OWNERSHIP OF PROPERTY.

                        (a) Each of the Borrower and its  Subsidiaries  has good
            title  to,  or valid  leasehold  interests  in,  all of its real and personal property material to the operation of its business.

                        (b) Each of the Borrower and its  Subsidiaries  owns, or
            is  licensed,  or  otherwise  has the right,  to use,  all  patents,
            trademarks,   service  marks,   tradenames,   copyrights  and  other
            intellectual property material to its business,  and the use thereof by the Borrower  and its  Subsidiaries  does not, to its  knowledge, infringe  on the  rights of any other  Person,  except  for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

            SECTION 4.12 DISCLOSURE.  To the best of its knowledge, the Borrower has  disclosed  to the  Administrative  Agent  and  the  Lenders,  all  material agreements,  instruments,  and  corporate  or other  restrictions  to which  the
Borrower or any of its  Subsidiaries is subject,  and all other matters known to any of  them,  that,  individually  or in the  aggregate,  could  reasonably  be expected  to  result in a  Material  Adverse  Effect.  Neither  the  Information
Memorandum nor any of the reports (including without limitation all reports that the Borrower is required to file with the Securities  and Exchange  Commission), financial  statements,  certificates  or other  information  furnished  by or on behalf of the Borrower to the  Administrative  Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered  hereunder or thereunder (as modified or  supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact  necessary to make the  statements  therein,  taken as a whole, in light of the circumstances under which they were made, not misleading.

            SECTION  4.13 LABOR  RELATIONS.  There are no  strikes,  lockouts or other material  labor disputes or grievances  against the Borrower or any of its
Subsidiaries,  or, to the Borrower's knowledge,  threatened against the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending  against the Borrower or any of its  Subsidiaries,  or to the Borrower's knowledge, threatened against any of them before any Governmental
Authority.

            SECTION 4.14 SUBSIDIARIES. Schedule 4.14 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary
Loan Party, in each case as of the Closing Date.

                                       36

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            The Borrower  covenants  and agrees that so long as any Lender has a
Commitment  hereunder or the principal of and interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

            SECTION 5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower
will deliver to the Administrative Agent and each Lender:

                        (a) as soon as available and in any event within 90 days
            after the end of each fiscal year of Borrower,  a copy of the annual audited  report  for  such  fiscal  year  for the  Borrower  and its
            Subsidiaries,   containing  a  consolidated  balance  sheet  of  the
            Borrower and its  Subsidiaries as of the end of such fiscal year and the related consolidated statements of income,  stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its  Subsidiaries  for such fiscal year,  setting  forth in each case in comparative  form the figures for the previous  fiscal year, all in  reasonable  detail and  reported  on by  independent  public accountants  of  nationally  recognized  standing to the effect that such financial  statements  present fairly in all material  respects the  financial  condition  and  the  results  of  operations  of the
            Borrower and its Subsidiaries for such fiscal year on a consolidated basis in  accordance  with  GAAP and  that the  examination  by such
            accountants   in  connection   with  such   consolidated   financial
            statements  has been  made in  accordance  with  generally  accepted auditing standards;

                        (b) as soon as available and in any event within 45 days
            after the end of each of the first  three  fiscal  quarters  of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the  Borrower and its  Subsidiaries  as of the end of such fiscal quarter and the related unaudited consolidated  statements of income and cash flows of the Borrower and its Subsidiaries for such periods which are required to be included in the Borrower's quarterly report in Form 10-Q,  setting  forth in each case in  comparative  form the figures for the corresponding  quarter and the corresponding portion of  Borrower's  previous  fiscal  year,  all  certified by the chief financial  officer or treasurer of the Borrower as presenting fairly in all material  respects  the  financial  condition  and results of operations of the Borrower and its  Subsidiaries  on a  consolidated basis in  accordance  with GAAP,  subject to normal  year-end  audit adjustments and the absence of footnotes;

                        (c)  concurrently  with the  delivery  of the  financial
            statements  referred to in clauses (a) and (b) above,  a certificate of a Responsible  Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such  certificate,  and if a Default  or an Event of Default  then  exists,  specifying  the details  thereof  and the  action  which the  Borrower  has taken or proposes  to take  with  respect  thereto,  (ii)  setting  forth  in reasonable detail calculations demonstrating compliance with Article
            VI and (iii) stating  whether any change in GAAP or the  application thereof  has  occurred  since  the  date of the  Borrower's  audited financial  statements  referred to in Section 4.4 and, if any change has occurred,  specifying the effect of such change on the financial statements accompanying such certificate;

                        (d)  concurrently  with the  delivery  of the  financial
            statements  referred to in clause (a) above,  a  certificate  of the accounting firm that reported on such financial  statements  stating

                                       37

            whether  they  obtained  any  knowledge  during  the course of their examination of such financial  statements of any Default or Event of
            Default (which  certificate may be limited to the extent required by accounting rules or guidelines);

                        (e) promptly after the same become  publicly  available,
            copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission,  or any
            Governmental  Authority  succeeding  to any or all functions of said
            Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders  generally,  as the case may be;
            and

                        (f) promptly following any request therefor,  such other
            information  regarding the results of operations,  business  affairs and  financial  condition of the Borrower or any  Subsidiary  as the
            Administrative Agent or any Lender may reasonably request.

            SECTION 5.2 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                        (a) the occurrence of any Default or Event of Default;

                        (b) the filing or  commencement  of any action,  suit or
            proceeding  by or before any  arbitrator or  Governmental  Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely  determined,  could reasonably be expected to result in a Material Adverse Effect;

                        (c) the occurrence of any event or any other development
            by which the Borrower or any of its Subsidiaries (i) fails to comply with any material  provision of any  Environmental Law or to obtain, maintain  or  comply  with any  permit,  license  or other  approval required under any  Environmental  Law, (ii) becomes  subject to any
            Environmental  Liability, or (iii) receives notice of any claim with respect to any Environmental Liability, and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                        (d) the  occurrence  of any ERISA Event that  alone,  or
            together  with any other  ERISA  Events  that have  occurred,  could reasonably  be expected to result in  liability  of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

                        (e) any other event that results in, or could reasonably
            be expected to result in, a Material Adverse Effect.

            Each notice  delivered  under this Section shall be accompanied by a written  statement of a  Responsible  Officer  setting  forth the details of the event or  development  requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.3 EXISTENCE;  CONDUCT OF BUSINESS.  The Borrower will, and will  cause  each of its  Subsidiaries  to  preserve,  renew  and  maintain  (as applicable)  in full  force and effect its legal  existence  and its  respective
rights,  licenses,  permits,   privileges,   franchises,   patents,  copyrights,
trademarks  and trade names  material to the  conduct of its  business  and will continue to engage in  substantially  the same  primary  business  as  presently conducted  or  such  other  businesses  that  are  reasonably  related  thereto;

                                       38

provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

            SECTION 5.4 COMPLIANCE  WITH LAWS,  ETC. The Borrower will, and will cause  each of its  Subsidiaries  to,  comply  with all  material  laws,  rules, regulations and  requirements of any  Governmental  Authority  applicable to its properties,  except where the failure to do so,  either  individually  or in the aggregate,  could not  reasonably  be expected  to result in a Material  Adverse
Effect.

            SECTION 5.5 PAYMENT OF  OBLIGATIONS.  The  Borrower  will,  and will cause each of its Subsidiaries to, pay and discharge at or before maturity,  all of its  obligations  and  liabilities  (including  without  limitation  all  tax liabilities  and claims that could  result in a statutory  Lien) before the same shall become  delinquent or in default,  except where (a) the validity or amount thereof is being  contested in good faith by  appropriate  proceedings,  (b) the
Borrower or such  Subsidiary has set aside on its books  adequate  reserves with respect  thereto in  accordance  with GAAP and (c) the  failure to make  payment could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.6 BOOKS AND  RECORDS.  The Borrower  will,  and will cause each of its  Subsidiaries  to, keep proper  books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and  activities to the extent  necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

            SECTION 5.7 VISITATION, INSPECTION, ETC. The Borrower will, and will
cause  each  of  its   Subsidiaries  to,  permit  any   representative   of  the
Administrative  Agent and each Lender,  to visit and inspect its properties,  to examine its books and records  and to make copies and take  extracts  therefrom, and to discuss its affairs,  finances and accounts  with any of its officers and with its independent certified public accountants,  all at such reasonable times and as often as the  Administrative  Agent (or a Lender) may reasonably  request after reasonable  prior notice to the Borrower.  Such visitation and examination shall be solely for purposes of evaluating  this credit  facility and subject to the confidentiality requirements of applicable law.

            SECTION 5.8 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its  Subsidiaries  to, (a) keep and maintain all property material to the conduct of its  business in good  working  order and  condition, ordinary  wear and tear  excepted,  except  where the  failure to do so,  either individually or it the aggregate,  could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially  sound and reputable insurance companies,  insurance with respect to its properties and business, and the properties and business of its  Subsidiaries,  against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

            SECTION 5.9 [INTENTIONALLY OMITTED].

            SECTION  5.10 USE OF PROCEEDS  AND LETTERS OF CREDIT.  The  Borrower
will use the proceeds of all Loans to finance  working  capital  needs,  capital expenditures,  the  repurchase  of the common  stock of  Borrower  and for other general corporate purposes of the Borrower and its Subsidiaries.  No part of the proceeds  of any Loan will be used,  whether  directly  or  indirectly,  for any purpose that would  violate any rule or  regulation of the Board of Governors of the Federal  Reserve  System,  including  Regulations  T, U or X. All Letters of
Credit will be used for general corporate purposes.

                                       39

                                   ARTICLE VI

                               FINANCIAL COVENANTS

            The Borrower  covenants  and agrees that so long as any Lender has a
Commitment  hereunder  or the  principal  of or interest on or any Loan  remains unpaid or any fee or any LC Disbursement  remains unpaid or any Letter of Credit remains outstanding:

            SECTION 6.1 LEVERAGE RATIO. The Borrower will have, as of the end of each fiscal  quarter  (calculated  for such  quarter and the three prior  fiscal quarters) of the Borrower,  commencing with the fiscal quarter ending  September
30, 2001, a Leverage Ratio of not greater than 1.75 to 1.00.

            SECTION 6.2 FIXED CHARGE COVERAGE RATIO.  The Borrower will have, as of the end of each fiscal  quarter  (calculated  for such  quarter and the three prior  fiscal  quarters) of the  Borrower,  commencing  with the fiscal  quarter ending  September 30, 2001, a Fixed Charge  Coverage Ratio of not less than 1.50 to 1.00.

            SECTION 6.3 CONSOLIDATED NET WORTH. The Borrower will not permit its
Consolidated  Net  Worth at any time to be less  than  $375,000,000  PLUS 50% of
Consolidated  Net  Income on a  cumulative  basis,  commencing  with the  fiscal quarter ending September 30, 2001; provided,  that if Consolidated Net Income is negative in any fiscal quarter the amount added for such fiscal quarter shall be zero and such  negative  Consolidated  Net Income shall not reduce the amount of
Consolidated  Net Income added from any previous fiscal  quarter.  The amount of
Consolidated  Net Worth set forth above shall be  increased by 75% of the amount by which the Borrower's "total stockholders' equity" is increased as a result of any public or private offering of common stock of the Borrower after the Closing
Date and  increased  by any non-cash  charges  related to  Borrower's  currently outstanding  common  stock  options.  Promptly  upon  the  consummation  of such offering,  the Borrower shall notify the Administrative  Agent in writing of the amount  of  such  increase  in  "total  stockholders'  equity."  The  amount  of
Consolidated Net Worth set forth therein shall be reduced by the value of common shares repurchased by the Borrower subsequent to the Closing Date.

            SECTION 6.4 MINIMUM  PROFITABILITY.  The  Consolidated Net Income of
Borrower  and  its  Subsidiaries  for  each  fiscal  quarter  of  the  Borrower, commencing with the fiscal quarter ending  September 30, 2001, shall not be less than one dollar ($1.00).

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            The Borrower  covenants  and agrees that so long as any Lender has a
Commitment  hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

            SECTION 7.1 INDEBTEDNESS. The Borrower will not, and will not permit any of its  Subsidiaries  to,  create,  incur,  assume  or  suffer  to exist any
Indebtedness, except:

                        (a) Indebtedness created pursuant to the Loan Documents;

                                       40

                        (b)  Indebtedness  existing  on the date  hereof and set
            forth on Schedule 7.1 and extensions,  renewals and  replacements of any such Indebtedness that do not increase the outstanding principal
            amount  thereof   (immediately   prior  to  giving  effect  to  such
            extension,  renewal or  replacement)  or shorten the maturity or the weighted average life thereof;

                        (c) Indebtedness of the Borrower owing to any Subsidiary
            and of any Subsidiary owing to the Borrower or any other Subsidiary;
            provided, that any such Indebtedness that is owed to a Subsidiary or by a Subsidiary shall be a domestic  Subsidiary created and existing under the laws of a state of the United States;

                        (d)  Indebtedness  with  respect  to  obligations  under
            Hedging Agreements permitted by Section 7.10; and

                        (e) other Indebtedness in an aggregate  principal amount
            not to exceed $10,000,000 at any time outstanding.

            SECTION 7.2 NEGATIVE  PLEDGE.  The  Borrower  will not, and will not permit any of its Subsidiaries to, create,  incur, assume or suffer to exist any
Lien on any of its  assets or  property  now  owned or  hereafter  acquired  or, except:

                        (a) Liens created in favor of the  Administrative  Agent
            for the benefit of the Lenders pursuant to the Loan Documents;

                        (b) Permitted Encumbrances;

                        (c) Any Liens on any  property or asset of the  Borrower
            or any Subsidiary existing on the Closing Date set forth on Schedule
            7.2; provided,  that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary; and

                        (d) Liens on assets which in the aggregate do not exceed
            in book value Ten Million Dollars ($10,000,000);

                        (e)  extensions,  renewals,  or replacements of any Lien
            referred to in paragraphs (a) through (d) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such  extension,  renewal or  replacement  is limited to the assets originally encumbered thereby.

            SECTION 7.3 FUNDAMENTAL CHANGES.

                        (a) The  Borrower  will  not,  and will not  permit  any
            Subsidiary to, merge into or consolidate  into any other Person,  or permit  any other  Person to merge into or  consolidate  with it, or
            sell,  lease,   transfer  or  otherwise  dispose  of  (in  a  single
            transaction or a series of transactions) all or substantially all of its assets (in each case,  whether now owned or hereafter  acquired)
            or all or substantially  all of the stock of any of its Subsidiaries
            (in each case, whether now owned or hereafter acquired) or liquidate or dissolve;  provided,  that if at the time thereof and immediately after giving  effect  thereto,  no Default or Event of Default shall have occurred and be continuing  (i) the Borrower or any  Subsidiary may merge with a Person if the Borrower (or such  Subsidiary  if the
            Borrower  is not a party to such  merger) is the  surviving  Person,
            (ii) any  Subsidiary  may merge into another  Subsidiary;  provided, that if any party to such merger is a  Subsidiary  Loan  Party,  the

                                       41

            Subsidiary  Loan  Party  shall be the  surviving  Person,  (iii) any
            Subsidiary may sell, transfer,  lease or otherwise dispose of all or substantially  all of its assets to the  Borrower or to a Subsidiary
            Loan Party and (iv) any  Subsidiary  (other than a  Subsidiary  Loan
            Party) may liquidate or dissolve if the Borrower  determines in good faith that such  liquidation or dissolution is in the best interests of  the  Borrower  and  is  not  materially  disadvantageous  to the
            Lenders;  provided,  that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

                        (b) The  Borrower  will not,  and will not permit any of
            its  Subsidiaries  to, engage to any material  extent in any primary business other than businesses  substantially  of the type conducted by the  Borrower  and  its  Subsidiaries  on  the  date  hereof  and businesses reasonably related thereto.

            SECTION 7.4 INVESTMENTS, LOANS, ETC. The Borrower will not, and will not permit any of its  Subsidiaries  to,  purchase,  hold or acquire  (including pursuant to any merger with any Person  that was not a  wholly-owned  Subsidiary prior to such  merger),  any common  stock,  evidence of  indebtedness  or other securities (including any option,  warrant, or other right to acquire any of the foregoing)  of, make or permit to exist any loans or advances to,  Guarantee any obligations  of, or make or permit to exist any investment or any other interest
in,  any  other  Person  (all  of  the  foregoing  being   collectively   called
"INVESTMENTS"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

                        (a)  Investments  (other  than  Permitted   Investments)
            existing on the date hereof and set forth on Schedule 7.4 (including
            Investments in Subsidiaries);

                        (b) Permitted Investments;

                        (c) Guarantees  constituting  Indebtedness  permitted by
            Section 7.1;

                        (d)  Investments  made  by  the  Borrower  in or to  any
            Subsidiary and by any Subsidiary to the Borrower or in or to another
            Subsidiary;

                        (e)  loans  or  advances  to   employees,   officers  or
            directors of the Borrower or any  Subsidiary in the ordinary  course of business for travel, relocation and related expenses;

                        (f)  Hedging  Agreements   permitted  by  Section  7.10;

                        (g)  Other  Investments  which in the  aggregate  do not
            exceed $7,000,000 in any fiscal year of the Borrower; and

                        (h) Investments  made pursuant to deferred  compensation
            plans.

                        SECTION 7.5 RESTRICTED PAYMENTS.  The Borrower will not,
            and will not permit its  Subsidiaries  to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock,  or make any payment on account  of, or set apart  assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock  or  Indebtedness  subordinated  to  the  Obligations  of  the
            Borrower or any options,  warrants, or other rights to purchase such
            common  stock  or  such  Indebtedness,   whether  now  or  hereafter
            outstanding (each, a "RESTRICTED  PAYMENT"),  except for (i) regular

                                       42

            dividends  payable by the Borrower  with respect to its common stock or  dividends  payable  by  Borrower  in  shares of any class of its common  stock,  (ii)  repurchase  of common  stock  pursuant  to the existing stock option plan of Borrower;  (iii)  Restricted  Payments made by any  Subsidiary  to the  Borrower  or to another  Subsidiary which is a Subsidiary  Loan Party and (iv) cash  dividends  paid on, and cash redemptions of, the common stock of the Borrower; provided, that  (i) no  Default  or  Event  of  Default  has  occurred  and is continuing  at the time such dividend is paid or redemption is made, and (ii) the aggregate  amount of all such Restricted  Payments made by the Borrower in any four  consecutive  fiscal  quarters  does not exceed 50% of  Consolidated  Net Income (if greater  than $0) earned during the immediately preceding four fiscal quarters.

            SECTION  7.6 SALE OF ASSETS.  The  Borrower  will not,  and will not permit any of its  Subsidiaries to, convey,  sell,  lease,  assign,  transfer or otherwise dispose of, any of its assets, business or property, whether now owned or  hereafter  acquired,  or, in the case of any  Subsidiary,  issue or sell any shares of such  Subsidiary's  common stock to any Person other than the Borrower or any wholly-owned Subsidiary of the Borrower or a Subsidiary Loan Party (or to
qualify directors if required by applicable law), except:

                        (a) the sale or other  disposition for fair market value
            of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

                        (b) the sale of inventory and Permitted  Investments  in
            the ordinary course of business; and

                        (c) the sale or other  disposition  of such assets in an
            aggregate amount not to exceed $10,000,000 in any fiscal year of the
            Borrower.

            SECTION 7.7 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries  to, sell,  lease or otherwise  transfer any property or assets to, or purchase,  lease or otherwise acquire any property or assets from, or otherwise engage in any other  transactions  with, any of its
Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such  Subsidiary than could be  obtained  on  an  arm's-length  basis  from  unrelated  third  parties,  (b)
transactions  between or among the Borrower and its  Subsidiaries  not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.5.

            SECTION 7.8 RESTRICTIVE AGREEMENTS.  The Borrower will not, and will not permit any  Subsidiary  to,  directly or  indirectly,  enter into,  incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the  ability of the  Borrower  or any  Subsidiary  to create,  incur or permit  any Lien upon any of its  assets  or  properties,  whether  now owned or hereafter  acquired,  or (b) the ability of any  Subsidiary  to pay dividends or other  distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary,  to Guarantee  Indebtedness of the  Borrower  or any other  Subsidiary  or to transfer  any of its  property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to  restrictions  or conditions  imposed by law, or by this Agreement or any other Loan Document or under an existing  revolving credit loan agreement with InTrust Bank,  N.A.,  (ii) the foregoing  shall not apply to customary  restrictions and conditions  contained in agreements  relating to the sale  of  a  Subsidiary  pending  such  sale,  provided  such  restrictions  and conditions  apply only to the Subsidiary that is sold and such sale is permitted hereunder,  (iii)  clause  (a)  shall not apply to  restrictions  or  conditions imposed by any  agreement  relating to secured  Indebtedness  permitted  by this
Agreement  if such  restrictions  and  conditions  apply only to the property or

                                       43

assets  securing  such  Indebtedness  and (iv)  clause  (a)  shall  not apply to customary  provisions in leases and other contracts entered into in the ordinary course of business.

            SECTION 7.9 SALE AND LEASEBACK TRANSACTIONS.  The Borrower will not, and will not  permit any of the  Subsidiaries  to,  enter into any  arrangement, directly or indirectly,  whereby it shall sell or transfer any property, real or personal,  used or  useful in its  business,  whether  now owned or  hereinafter acquired,  and thereafter  rent or lease such property or other property that it intends to use for  substantially  the same  purpose or purposes as the property sold or transferred.

            SECTION 7.10 HEDGING AGREEMENTS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement,  other than
(a) Hedging  Agreements entered into in the ordinary course of business to hedge or  mitigate  risks to which the  Borrower or any  Subsidiary  is exposed in the conduct of its business or the  management of its  liabilities  and which do not exceed in the  aggregate  Ten  Million  Dollars  ($10,000,000).  Solely  for the
avoidance of doubt, the Borrower  acknowledges  that a Hedging Agreement entered into for speculative  purposes or of a speculative nature (which shall be deemed to  include  any  Hedging  Agreement  under  which  the  Borrower  or any of the
Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any  Indebtedness or (ii)
as a  result  of  changes  in the  market  value  of  any  common  stock  or any
Indebtedness) is not a Hedging  Agreement entered into in the ordinary course of business to hedge or mitigate risks.

            SECTION 7.11 AMENDMENT TO MATERIAL DOCUMENTS.  The Borrower will not permit any Subsidiary  to, amend,  modify or waive any of its rights in a manner materially adverse to the Lenders under its certificate of incorporation, bylaws or other organizational documents.

            SECTION 7.12  [INTENTIONALLY OMITTED].

            SECTION 7.13 ACCOUNTING CHANGES. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting  practices,  except as required by GAAP,  or change the fiscal year of the  Borrower  or of any  Subsidiary,  except to  change  the  fiscal  year of a
Subsidiary to conform its fiscal year to that of the Borrower.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            SECTION 8.1 EVENTS OF DEFAULT.  If any of the following events (each an "Event of Default") shall occur:

                        (a) the Borrower  shall fail to pay any principal of any
            Loan  or of  any  reimbursement  obligation  in  respect  of  any LC
            Disbursement  when and as the same  shall  become  due and  payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

                        (b) the  Borrower  shall fail to pay any interest on any
            Loan or any fee or any other  amount  (other than an amount  payable under clause (a) of this Article)  payable  under this  Agreement or any other Loan  Document,  when and as the same shall become due and payable,  and such failure shall continue unremedied for a period of three (3) Business Days; or

                                       44

                        (c) any  representation or warranty made by the Borrower
            or any  Subsidiary  in this  Agreement  or any other  Loan  Document
            (including  the Schedules  attached  thereto) and any  amendments or modifications hereof or waivers hereunder,  or in any certificate or financial  statement  submitted to the  Administrative  Agent or the
            Lenders  by any Loan Party or any  representative  of any Loan Party pursuant to or in connection  with this  Agreement or any other Loan
            Document is incorrect  in any  material  respect when made or deemed made or submitted; or

                        (d) the  Borrower  shall fail to observe or perform  any
            covenant or agreement  contained in Sections  5.2, 5.3 (with respect to the Borrower's existence) or Articles VI or VII; or

                        (e) any Loan Party  shall fail to observe or perform any
            covenant or agreement  contained in this Agreement (other than those referred to in clauses  (a),  (b) and (d) above),  and such  failure shall  remain  unremedied  for 30 days after the  earlier of (i) any officer  of the  Borrower  becomes  aware of such  failure,  or (ii)
            notice  thereof  shall  have  been  given  to  the  Borrower  by the
            Administrative Agent or any Lender; or

                        (f) the Borrower or any  Subsidiary  (whether as primary
            obligor  or as  guarantor  or other  surety)  shall  fail to pay any principal  of or premium or  interest on any  Material  Indebtedness that is  outstanding,  when and as the  same  shall  become  due and
            payable  (whether  at  scheduled  maturity,   required   prepayment,
            acceleration,  demand or otherwise), and such failure shall continue after  the  applicable  grace  period,  if  any,  specified  in  the agreement or instrument  evidencing such Indebtedness;  or any other event shall occur or  condition  shall exist under any  agreement or instrument  relating to such  Indebtedness  and shall continue after the applicable grace period, if any,  specified in such agreement or instrument,  if  the  effect  of  such  event  or  condition  is  to accelerate,  or permit the  acceleration  of, the  maturity  of such
            Indebtedness;  or any such Indebtedness  shall be declared to be due and payable;  or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay,  redeem,  purchase or defease such
            Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                        (g) the Borrower or any Subsidiary  shall (i) commence a
            voluntary  case or other  proceeding  or file any  petition  seeking liquidation, reorganization or other relief under any federal, state or  foreign  bankruptcy,  insolvency  or  other  similar  law now or hereafter  in effect or  seeking  the  appointment  of a  custodian, trustee, receiver, liquidator or other similar official of it or any substantial  part of its property,  (ii) consent to the  institution of, or fail to  contest  in a timely  and  appropriate  manner,  any proceeding  or  petition  described  in clause (i) of this  Section,
            (iii)  apply  for or  consent  to the  appointment  of a  custodian, trustee,  receiver,  liquidator  or other  similar  official for the
            Borrower or any such Subsidiary Loan Party or for a substantial part
            of  its  assets,   (iv)  file  an  answer   admitting  the  material
            allegations of a petition  filed against it in any such  proceeding,
            (v) make a general assignment for the benefit of creditors,  or (vi)
            take any action for the purpose of effecting  any of the  foregoing;
            or

                        (h) an involuntary  proceeding  shall be commenced or an
            involuntary   petition  shall  be  filed  seeking  (i)  liquidation,
            reorganization  or other  relief in respect of the  Borrower  or any
            Subsidiary  or its debts,  or any  substantial  part of its  assets, under any federal, state or foreign bankruptcy,  insolvency or other similar law now or hereafter in effect or (ii) the  appointment of a

                                       45

            custodian,  trustee, receiver,  liquidator or other similar official for the Borrower or any  Subsidiary  Loan Party or for a substantial part  of its  assets,  and in any  such  case,  such  proceeding  or petition  shall  remain  undismissed  for a period  of 60 days or an order or decree  approving or ordering any of the foregoing shall be entered; or

                        (i) the  Borrower  or any  Subsidiary  Loan Party  shall
            become  unable to pay,  shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

                        (j) an ERISA  Event  shall have  occurred  that,  in the
            opinion of the  Required  Lenders,  when taken  together  with other
            ERISA Events that have  occurred,  could  reasonably  be expected to result in  liability  to the  Borrower  and the  Subsidiaries  in an aggregate amount exceeding $1,000,000; or

                        (k) any  judgment  or order for the  payment of money in
            excess of $1,000,000 in the aggregate shall be rendered  against the
            Borrower or any Subsidiary,  and either (i) enforcement  proceedings shall have been  commenced  by any  creditor  upon such  judgment or order or (ii) there shall be a period of 30 consecutive  days during which a stay of enforcement of such judgment or order,  by reason of a pending appeal or otherwise, shall not be in effect; or

                        (l) any non-monetary judgment or order shall be rendered
            against the  Borrower or any  Subsidiary  that could  reasonably  be expected  to have a Material  Adverse  Effect,  and there shall be a period of 30 consecutive  days during which a stay of enforcement of such judgment or order,  by reason of a pending appeal or otherwise, shall not be in effect; or

                        (m) a Change in Control shall occur; or

                        (n) any provision of any Subsidiary  Guarantee Agreement
            shall for any reason cease to be enforceable against, any Subsidiary
            Loan Party,  or any Subsidiary Loan Party shall so state in writing, or any Subsidiary  Loan Party shall seek to terminate its Subsidiary
            Guarantee Agreement; or

                        (o) either Jamie B. Coulter or John D. White cease to be
            officers of the Borrower or actively  involved in the  management of
            Borrower;

then,  and in every such event (other than an event with respect to the Borrower described  in  clause  (g) or (h) of this  Section)  and at any time  thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required  Lenders shall, by notice to the Borrower,  take any or all of the  following  actions,  at the  same  or  different  times:  (i)
terminate  the  Commitments,  whereupon  the  Commitment  of each  Lender  shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder,  to be, whereupon the same shall become due and payable immediately,  without presentment,  demand, protest or other notice of any kind,  all of which are hereby waived by the Borrower and
(iii) exercise all remedies  contained in any other Loan Document;  and that, if an Event of  Default  specified  in either  clause (g) or (h) shall  occur,  the
Commitments  shall  automatically  terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other
Obligations shall  automatically  become due and payable,  without  presentment, demand,  protest or other notice of any kind,  all of which are hereby waived by the Borrower.

                                       46

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

            SECTION 9.1  APPOINTMENT OF  ADMINISTRATIVE  AGENT.  (a) Each Lender
irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise  such powers as are delegated to the  Administrative  Agent under this Agreement and the other Loan Documents, together  with all such  actions  and  powers  that  are  reasonably  incidental thereto.  The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents  appointed by the  Administrative  Agent. The
Administrative  Agent  and any such  sub-agent  may  perform  any and all of its duties and  exercise  its rights and powers  through  their  respective  Related
Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative  Agent and any such sub-agent and shall apply to their respective  activities in connection with the syndication of the credit  facilities  provided for herein as well as activities as Administrative Agent.

                        (b) The Issuing  Bank shall act on behalf of the Lenders
            with respect to any Letters of Credit issued by it and the documents associated  therewith  until such time and except for so long as the
            Administrative  Agent  may  agree  at the  request  of the  Required
            Lenders to act for the Issuing Bank with respect thereto;  provided, that the Issuing Bank shall have all the benefits and immunities (i)
            provided to the Administrative Agent in this Article IX with respect to any acts  taken or  omissions  suffered  by the  Issuing  Bank in connection  with  Letters of Credit  issued by it or  proposed to be issued by it and the  application  and  agreements  for  letters  of credit  pertaining  to the  Letters  of  Credit as fully as the term
            "Administrative  Agent"  as used in this  Article  IX  included  the
            Issuing  Bank with  respect  to such acts or  omissions  and (ii) as additionally  provided in this Agreement with respect to the Issuing
            Bank.

            SECTION  9.2  NATURE  OF  DUTIES  OF   ADMINISTRATIVE   AGENT.   The
Administrative  Agent  shall not have any  duties or  obligations  except  those expressly  set forth in this  Agreement  and the other Loan  Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any  fiduciary or other  implied  duties,  regardless of whether a
Default  or an  Event  of  Default  has  occurred  and is  continuing,  (b)  the
Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary  powers, except those discretionary rights and powers expressly  contemplated by the Loan Documents that the  Administrative  Agent is required to exercise in writing by the Required Lenders (or such other number or percentage  of the  Lenders as shall be  necessary  under the  circumstances  as provided in Section  10.2),  and (c) except as  expressly  set forth in the Loan
Documents,  the  Administrative  Agent shall not have any duty to disclose,  and shall not be liable for the failure to disclose, any information relating to the
Borrower or any of its  Subsidiaries  that is communicated to or obtained by the
Administrative   Agent  or  any  of  its   Affiliates  in  any   capacity.   The
Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary  under the  circumstances  as provided  in  Section  10.2) or in the  absence of its own gross  negligence  or willful  misconduct.  The  Administrative  Agent  shall  not be  deemed  to have knowledge  of any Default or Event of Default  unless and until  written  notice thereof is given to the Administrative  Agent by the Borrower or any Lender, and
the  Administrative  Agent  shall  not be  responsible  for or have  any duty to ascertain or inquire into (i) any statement,  warranty or representation made in or in connection with any Loan Document,  (ii) the contents of any  certificate, report or other  document  delivered  hereunder or  thereunder  or in connection herewith  or  therewith,  (iii)  the  performance  or  observance  of any of the

                                       47

covenants,  agreements,  or other  terms  and  conditions  set forth in any Loan
Document, (iv) the validity, enforceability, effectiveness or genuineness of any
Loan  Document  or any  other  agreement,  instrument  or  document,  or (v) the satisfaction  of any condition set forth in Article III or elsewhere in any Loan
Document,  other  than to  confirm  receipt of items  expressly  required  to be delivered to the Administrative Agent.

            SECTION 9.3 LACK OF RELIANCE ON THE  ADMINISTRATIVE  AGENT.  Each of
the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently  and without reliance upon the  Administrative  Agent or any other
Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will,  independently and without reliance upon the  Administrative  Agent or any other  Lender  and based on such  documents  and  information  as it has  deemed appropriate,  continue to make its own  decisions in taking or not taking of any action under or based on this Agreement,  any related  agreement or any document furnished hereunder or thereunder.

            SECTION  9.4  CERTAIN  RIGHTS OF THE  ADMINISTRATIVE  AGENT.  If the
Administrative  Agent shall request  instructions from the Required Lenders with respect to any action or actions  (including  the failure to act) in  connection with this Agreement,  the Administrative Agent shall be entitled to refrain from such  act  or  taking  such  act,  unless  and  until  it  shall  have  received instructions  from such Lenders;  and the  Administrative  Agent shall not incur liability  to any  Person by  reason  of so  refraining.  Without  limiting  the foregoing,  no Lender  shall  have any right of action  whatsoever  against  the
Administrative  Agent  as  a  result  of  the  Administrative  Agent  acting  or refraining  from acting  hereunder in accordance  with the  instructions  of the
Required Lenders where required by the terms of this Agreement.

            SECTION 9.5 RELIANCE BY  ADMINISTRATIVE  AGENT.  The  Administrative
Agent  shall be  entitled to rely upon,  and shall not incur any  liability  for relying upon, any notice, request, certificate,  consent, statement, instrument, document or other writing  believed by it to be genuine and to have been signed, sent or made by the proper Person. The  Administrative  Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper  Person and shall not incur any liability  for relying  thereon.  The
Administrative  Agent may consult with legal counsel  (including counsel for the
Borrower),  independent  public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in  accordance  with the advice of such counsel, accountants or experts.

            SECTION 9.6 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The
bank serving as the  Administrative  Agent shall have the same rights and powers under this  Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from  exercising the same as though it were  not  the  Administrative  Agent;  and the  terms  "Lenders",  "Required
Lenders",  "holders of Notes",  or any similar  terms shall,  unless the context clearly otherwise indicates,  include the Administrative Agent in its individual capacity.  The bank acting as the  Administrative  Agent and its  Affiliates may accept  deposits  from,  lend  money  to,  and  generally  engage in any kind of business with the Borrower or any  Subsidiary or Affiliate of the Borrower as if
it were not the Administrative Agent hereunder.

                                       48

            SECTION 9.7 SUCCESSOR ADMINISTRATIVE AGENT.

                        (a) The  Administrative  Agent may resign at any time by
            giving notice thereof to the Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the  Borrower  provided  that no Default  or Event of Default  shall exist at such time. If no successor  Administrative Agent shall have been so appointed,  and shall have accepted such appointment  within
            30 days after the  retiring  Administrative  Agent  gives  notice of resignation,  then the retiring  Administrative Agent may, on behalf
            of  the  Lenders  and  the   Issuing   Bank,   appoint  a  successor
            Administrative  Agent,  which shall be a commercial  bank  organized under the laws of the United  States of America or any state thereof or a bank which  maintains an office in the United States,  having a combined capital and surplus of at least $500,000,000.

                        (b)  Upon  the  acceptance  of  its  appointment  as the
            Administrative  Agent  hereunder  by  a  successor,  such  successor
            Administrative  Agent shall  thereupon  succeed to and become vested with all the rights,  powers,  privileges and duties of the retiring
            Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations  under this Agreement and the other Loan Documents.  If within 45 days after written notice is given of the retiring  Administrative Agent's resignation under this
            Section  9.7 no  successor  Administrative  Agent  shall  have  been appointed  and shall have accepted  such  appointment,  then on such
            45th day (i) the retiring  Administrative  Agent's resignation shall become  effective,  (ii) the  retiring  Administrative  Agent  shall thereupon be discharged  from its duties and  obligations  under the
            Loan  Documents  and (iii) the  Required  Lenders  shall  thereafter perform all duties of the  retiring  Administrative  Agent under the
            Loan  Documents  until such time as the Required  Lenders  appoint a successor Administrative Agent as provided above. After any retiring
            Administrative Agent's resignation hereunder, the provisions of this
            Article IX shall continue in effect for the benefit of such retiring
            Administrative  Agent and its  representatives and agents in respect of any  actions  taken  or not  taken  by any of them  while  it was serving as the Administrative Agent.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1   NOTICES.

                        (a)   Except   in  the  case  of   notices   and   other
            communications  expressly  permitted to be given by  telephone,  all notices and other communications to any party herein to be effective shall be in  writing  and shall be  delivered  by hand or  overnight courier  service,  mailed by certified or registered mail or sent by telecopy, as follows:

                To the Borrower:

                To the Administrative Agent:   SunTrust Bank
                                               303 Peachtree Street, N.E.
                                               2nd Floor
                                               Atlanta, Georgia 30308
                                               Attention: Charles Johnson
                                               Telecopy Number: (404) 588-7715

                                       49

                With a copy to:                SunTrust Capital Markets, Inc.
                                               303 Peachtree Street, N. E.
                                               24th Floor
                                               Atlanta, Georgia 30308
                                               Attention:
                                               Telecopy Number: (404) 827-6514

                To the Issuing Bank:           SunTrust Bank
                                               25 Park Place, N. E./Mail Code 3706
                                               Atlanta, Georgia 30303
                                               Attention: Michael E. Sullivan
                                               Telecopy Number: (404) 588-8129

                                       50

                To the Swingline Lender:       SunTrust Bank
                                               303 Peachtree Street, N.E.
                                               2nd Floor
                                               Atlanta, Georgia  30308
                                               Attention:  Charles Johnson
                                               Telecopy Number: (404) 588-7115

                To any other Lender:           the address set forth in the
                                               Administrative Questionnaire

            Any party  hereto  may change its  address  or  telecopy  number for notices and other  communications  hereunder  by notice to the other parties  hereto.  All such notices and other  communications  shall, when transmitted by overnight delivery,  or faxed, be effective when delivered for  overnight  (next-day)  delivery,  or  transmitted  in legible form by facsimile machine,  respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered,  upon delivery;  provided,  that notices delivered to the
            Administrative  Agent,  the Issuing Bank or the Swingline Bank shall not be  effective  until  actually  received  by such  Person at its address specified in this Section 10.1.

                        (b) Any  agreement of the  Administrative  Agent and the
            Lenders herein to receive  certain notices by telephone or facsimile is solely for the  convenience  and at the request of the  Borrower.
            The  Administrative  Agent and the Lenders shall be entitled to rely on the authority of any Person  purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and
            Lenders shall not have any liability to the Borrower or other Person on account of any  action  taken or not taken by the  Administrative
            Agent or the Lenders in reliance  upon such  telephonic or facsimile notice.  The  obligation  of the Borrower to repay the Loans and all other  Obligations  hereunder shall not be affected in any way or to any  extent  by any  failure  of the  Administrative  Agent  and the
            Lenders  to  receive  written  confirmation  of  any  telephonic  or facsimile notice or the receipt by the Administrative  Agent and the
            Lenders  of a  confirmation  which is at  variance  with  the  terms understood  by  the  Administrative  Agent  and  the  Lenders  to be
            contained in any such telephonic or facsimile notice.

            SECTION 10.2   WAIVER; AMENDMENTS.

                        (a) No failure or delay by the Administrative Agent, the
            Issuing  Bank  or any  Lender  in  exercising  any  right  or  power hereunder  or any other  Loan  Document,  and no  course of  dealing between the  Borrower  and the  Administrative  Agent or any Lender,
            shall operate as a waiver  thereof,  nor shall any single or partial
            exercise  of  any  such  right  or  power  or  any   abandonment  or
            discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power  hereunder  or  thereunder.  The rights and remedies of the
            Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan  Documents are cumulative and are not exclusive of any  rights  or  remedies  provided  by  law.  No  waiver  of any provision of this Agreement or any other Loan Document or consent to any  departure  by the  Borrower  therefrom  shall  in any  event be effective  unless the same shall be permitted  by  paragraph  (b) of this  Section,  and then such waiver or consent  shall be  effective only in the  specific  instance and for the purpose for which given.
            Without  limiting the generality of the  foregoing,  the making of a
            Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default,  regardless  of whether

                                       51

            the  Administrative  Agent,  any Lender or the Issuing Bank may have had notice or  knowledge  of such Default or Event of Default at the time.

                        (b) No  amendment  or  waiver of any  provision  of this
            Agreement or the other Loan Documents,  nor consent to any departure by the Borrower  therefrom,  shall in any event be effective  unless the same shall be in  writing  and  signed by the  Borrower  and the
            Required Lenders or the Borrower and the  Administrative  Agent with the consent of the Required  Lenders and then such waiver or consent shall  be  effective  only  in the  specific  instance  and  for the specific  purpose for which  given;  provided,  that no amendment or waiver shall:  (i) increase the Commitment of any Lender without the written consent of such Lender,  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest  thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,  (iii) postpone the date fixed for any payment  of any  principal  of,  or  interest  on,  any  Loan  or LC
            Disbursement or interest thereon or any fees hereunder or reduce the amount  of,  waive or  excuse  any such  payment,  or  postpone  the scheduled date for the  termination or reduction of any  Commitment, without the written  consent of each Lender affected  thereby,  (iv)
            change  Section 2.21 (b) or (c) in a manner that would alter the pro rata  sharing of  payments  required  thereby , without  the written consent of each  Lender,  (v) change any of the  provisions  of this
            Section  or the  definition  of  "Required  Lenders"  or  any  other provision  hereof  specifying  the number or  percentage  of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent  hereunder,  without the consent of each  Lender;  (vi)  release any  guarantor  or limit the liability of any such guarantor under any guaranty agreement;  (vii)
            release all or substantially all collateral (if any) securing any of the  Obligations  provided  further,  that no such  agreement  shall amend, modify or otherwise affect the rights,  duties or obligations of the Administrative  Agent, the Swingline Bank or the Issuing Bank
            without the prior written consent of such Person. No amendment which adversely affects Borrower shall be entered into without  Borrower's written consent.

            SECTION 10.3  EXPENSES; INDEMNIFICATION.

                        (a)  The   Borrower   shall  pay  (i)  all   reasonable,
            out-of-pocket costs and expenses of the Administrative Agent and its
            Affiliates, including the reasonable fees, charges and disbursements of  counsel  for the  Administrative  Agent and its  Affiliates,  in
            connection  with the syndication of the credit  facilities  provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the  transactions  contemplated  in this Agreement or any other Loan
            Document shall be  consummated),  (ii) all reasonable  out-of-pocket expenses  incurred  by the  Issuing  Bank  in  connection  with  the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket  costs and expenses  (including,  without limitation,  the reasonable fees, charges  and  disbursements  of  outside  counsel)  incurred  by the
            Administrative  Agent,  the Issuing Bank or any Lender in connection with the  enforcement or protection of its rights in connection with this  Agreement,  including  its rights  under this  Section,  or in connection  with the Loans  made or any  Letters  of  Credit  issued hereunder, including all such out-of-pocket expenses incurred during any workout,  restructuring or negotiations in respect of such Loans or Letters of Credit.

                        (b) The  Borrower  shall  indemnify  the  Administrative
            Agent,  the Issuing Bank and each Lender,  and each Related Party of any of the foregoing (each, an "INDEMNITEE")  against, and hold each

                                       52

            of them  harmless  from,  any and all  costs,  losses,  liabilities, claims, damages and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, arising out of, in  connection  with or as a result of (i) the  execution or delivery of this Agreement or any Loan Document,  the performance by the parties hereto of their respective  obligations hereunder or any
            Loan  Document,  (ii) any Loan or Letter of Credit or any actual use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a  demand  for  payment  under a Letter  of  Credit  if the documents  presented in connection  with such demand do not strictly comply with the terms of such  Letter of  Credit),  (iii) any actual release of Hazardous  Materials on or from any property owned by the
            Borrower or any Subsidiary or any Environmental  Liability  incurred by  the  Borrower  or any  Subsidiary  or  (iv)  any  actual  claim, litigation,  investigation  or  proceeding  relating  to  any of the foregoing,  whether based on contract,  tort or any other theory and regardless of whether any Indemnitee is a party  thereto;  provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the  foregoing  arising  out of such  Indemnitee's  gross negligence  or  willful  misconduct  as  determined  by a  court  of competent jurisdiction in a final and nonappealable judgment.

                        (c) The Borrower shall pay, and hold the  Administrative
            Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary,  and other similar taxes with respect  to  this  Agreement  and  any  other  Loan  Documents,  any collateral  that may be granted by Borrower or a Subsidiary,  or any payments due thereunder,  and save the Administrative Agent and each
            Lender  harmless  from  and  against  any and all  liabilities  with respect  to or  resulting  from any  delay or  omission  to pay such taxes.

                        (d) To the  extent  that the  Borrower  fails to pay any
            amount required to be paid to the Administrative  Agent, the Issuing
            Bank or the  Swingline  Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the
            Issuing  Bank or the  Swingline  Lender,  as the case  may be,  such
            Lender's  Pro  Rata  Share  (determined  as of  the  time  that  the unreimbursed  expense or indemnity payment is sought) of such unpaid amount;  provided,  that the  unreimbursed  expense  or  indemnified payment,  claim,  damage,  liability or related expense, as the case may be, was  incurred  by or  asserted  against  the  Administrative
            Agent,  the Issuing Bank or the Swingline  Lender in its capacity as such.

                        (e) To the  extent  permitted  by  applicable  law,  the
            Borrower shall not assert,  and hereby waives, any claim against any
            Indemnitee,  on any  theory of  liability,  for  special,  indirect, consequential  or  punitive  damages (as opposed to actual or direct damages)  arising out of, in connection with or as a result of, this
            Agreement or any agreement or instrument  contemplated  hereby,  the transactions  contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

                        (f) All amounts due under this Section  shall be payable
            promptly after written demand therefor.

            SECTION 10.4    SUCCESSORS AND ASSIGNS.

                        (a) The  provisions of this  Agreement  shall be binding
            upon and  inure to the  benefit  of the  parties  hereto  and  their respective successors and assigns,  except that the Borrower may not assign or  transfer  any of its rights  hereunder  without the prior

                                       53

            written  consent of each Lender  (and any  attempted  assignment  or transfer by the  Borrower  without  such  consent  shall be null and void).

                        (b) Any  Lender  may at any time  assign  to one or more
            assignees all or a portion of its rights and obligations  under this
            Agreement and the other Loan  Documents  (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to
            it);  provided,  that (i) except in the case of an  assignment  to a
            Lender or an  Affiliate  of a Lender,  each of the  Borrower and the
            Administrative  Agent (and, in the case of an assignment of all or a portion of a Commitment  or any Lender's  obligations  in respect of its LC  Exposure or  Swingline  Exposure,  the Issuing  Bank and the
            Swingline  Lender)  must give their  prior  written  consent  (which consent shall not be unreasonably withheld or delayed),  (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an  assignment  of the entire  amount of the  assigning  Lender's
            Commitment  hereunder or an assignment while an Event of Default has occurred  and is  continuing,  the amount of the  Commitment  of the assigning  Lender subject to each such assignment  (determined as of the  date  the  Assignment  and  Acceptance  with  respect  to  such assignment  is delivered to the  Administrative  Agent) shall not be less than  $5,000,000  (unless the Borrower  and the  Administrative
            Agent shall otherwise consent),  (iii) each partial assignment shall be  made  as an  assignment  of a  proportionate  part  of  all  the assigning  Lender's rights and obligations  under this Agreement and the other Loan Documents, (iv) the assigning Lender and the assignee shall execute and deliver to the Administrative  Agent an Assignment and  Acceptance,  together  with a processing  and  recordation  fee payable  by the  assigning  Lender or the  assignee  (as  determined between  such  Persons)  in an amount  equal to $3,500  and (v) such assignee,  if it is not a Lender,  shall  deliver  a duly  completed
            Administrative  Questionnaire to the Administrative Agent; provided, that any consent of the Borrower  otherwise required hereunder shall not  be  required  if an  Event  of  Default  has  occurred  and  is continuing.  Upon the execution and delivery of the  Assignment  and
            Acceptance  and payment by such assignee to the assigning  Lender of an amount equal to the purchase  price agreed  between such Persons, such assignee  shall become a party to this  Agreement and any other
            Loan Documents to which such assigning Lender is a party and, to the extent of such interest  assigned by such Assignment and Acceptance, shall  have  the  rights  and  obligations  of a Lender  under  this
            Agreement,  and the  assigning  Lender  shall be  released  from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance  covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party  hereto  but  shall  continue  to be  entitled  to the benefits  of  Sections  2.18,  2.19  and  2.20  and  10.3.  Upon the
            consummation of any such assignment hereunder, the assigning Lender, the  Administrative  Agent and the Borrower  shall make  appropriate arrangements  to have new Notes  issued if so requested by either or both the assigning  Lender or the assignee.  Any assignment or other transfer  by a Lender  that does not fully  comply with the terms of this clause (b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (c) below.

                        (c) Any Lender may at any time,  without  the consent of
            the  Borrower,  the  Administrative  Agent,  the Issuing Bank or the
            Swingline Lender,  sell participations to one or more banks or other entities  (a  "Participant")  in all or a portion  of such  Lender's rights and  obligations  under this  Agreement  (including  all or a portion  of  its  Commitment,  the  Loans  owing  to it  and  its LC
            Exposure);  provided,  that (i) such Lender's obligations under this
            Agreement  shall  remain  unchanged,  (ii) such Lender  shall remain solely  responsible to the other parties hereto for the  performance
            of  its  obligations   hereunder,   and  (iii)  the  Borrower,   the
            Administrative  Agent,  the Swingline Bank, the Issuing Bank and the
            other Lenders  shall  continue to deal solely and directly with such

                                       54

            Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.  Any agreement  between such Lender and the Participant  with respect to such  participation shall  provide  that such  Lender  shall  retain  the sole right and
            responsibility   to  enforce  this  Agreement  and  the  other  Loan
            Documents and the right to approve any  amendment,  modification  or waiver of this  Agreement  and the other Loan  Documents;  provided, that such participation  agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification  or waiver  of this  Agreement  described  in the first proviso  of  Section  10.2(b)  that  affects  the  Participant.  The
            Borrower  agrees  that each  Participant  shall be  entitled  to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender  hereunder and had acquired its interest by assignment pursuant to paragraph (b);  provided,  that no Participant  shall be entitled to receive any greater  payment  under Section 2.18 or 2.20 than the applicable  Lender would have been entitled to receive with respect to the  participation  sold to such  Participant  unless the sale of such participation is made with the Borrower's prior written consent.  To the extent  permitted by law, the Borrower  agrees that each  Participant  shall be entitled to the benefits of Section 2.21 as though it were a Lender,  provided,  that such Participant agrees to share with the Lenders the proceeds  thereof in  accordance  with
            Section  2.21  as  fully  as  if  it  were  a  Lender  hereunder.  A
            Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the  benefits of Section 2.20 unless the Borrower is notified of such  participation sold to such Participant and such
            Participant agrees, for the benefit of the Borrower,  to comply with
            Section 2.20(e) as though it were a Lender hereunder.

                        (d) Any  Lender  may at any  time  pledge  or  assign  a
            security  interest  in all or any  portion of its rights  under this
            Agreement  and its  Notes (if any) to secure  its  obligations  to a
            Federal Reserve Bank without complying with this Section;  provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                        (e)  Notwithstanding  anything to the contrary contained
            herein,  any  Lender (a  "Granting  Lender")  may grant to a special purpose  funding  vehicle (an "SPV"),  identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the  Borrower,  the option to provide to the Borrower all or any part of any Loan  that  such  Granting  Lender  would  otherwise  be obligated  to  make to the  Borrower  pursuant  to  this  Agreement;
            provided,  that (i) nothing herein shall  constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects  not to  exercise such  option or  otherwise  fails to provide  all or any part of any
            Loan,  the  Granting  Lender  shall be  obligated  to make such Loan
            pursuant  to  the  terms  hereof  and  otherwise   comply  with  its
            obligation hereunder. The making of a Loan by an SPV hereunder shall utilize the  Commitment  of the Granting  Lender to the same extent, and as if such Loan were made by such  Granting  Lender.  Each party hereto  hereby  agrees that no SPV shall be liable for any indemnity or similar  payment  obligation  under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the  foregoing,  each Lender hereto  hereby agrees (which  agreement shall survive the termination of this Agreement)  that, prior to the date that is one year and one day after the  payment  in full of all outstanding  commercial  paper or other senior  indebtedness  of any
            SPV,  it will not  institute  against,  or join any other  person in
            instituting  against,  such  SPV  any  bankruptcy,   reorganization,
            arrangement, insolvency or liquidation proceedings under the laws of the United States or any State  contrary in this Section  10.4,  any
            SPV may (i) with notice to, but without  the prior  written  consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in

                                       55

            any Loans to the Granting  Lender or to any  financial  institutions
            (consented  to  by  the  Borrower  and  the  Administrative   Agent)
            providing  liquidity  and/or credit support to or for the account of such SPV to support  the  funding or  maintenance  of Loans and (ii)
            disclose on a confidential basis any non-public information relating to its  Loans to any  rating  agency,  commercial  paper  dealer  or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section  10.4(g) applies to any particular SPV, this Section may not be amended  without the written consent of such
            SPV.

            SECTION  10.5  GOVERNING  LAW;  JURISDICTION;  CONSENT TO SERVICE OF
PROCESS.

                        (a) This Agreement and the other Loan Documents shall be
            construed  in  accordance  with and be governed by the law  (without giving  effect to the  conflict  of law  principles  thereof) of the
            State of Georgia.

                        (b) The Borrower hereby irrevocably and  unconditionally
            submits,   for  itself  and  its  property,   to  the  non-exclusive
            jurisdiction of the United States District Court of for the Northern
            District  of  Georgia,  and any state  Court of the State of Georgia located in Fulton County and any  appellate  court from any thereof, in any  action or  proceeding  arising  out of or  relating  to this
            Agreement   or  any  other  Loan   Document   or  the   transactions
            contemplated hereby or thereby, or for recognition or enforcement of any judgment,  and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or  proceeding  may be heard and  determined  in such Georgia  state court or, to the extent  permitted by  applicable  law, such Federal court.  Each of the parties  hereto agrees that a final  judgment in any  such  action  or  proceeding  shall  be  conclusive  and may be enforced in other  jurisdictions  by suit on the  judgment or in any other manner provided by law. Nothing in this Agreement or any other
            Loan Document shall affect any right that the Administrative  Agent, the  Issuing  Bank or any  Lender  may  otherwise  have to bring any action or  proceeding  relating to this  Agreement or any other Loan
            Document against the Borrower or its properties in the courts of any jurisdiction.

                        (c) The Borrower irrevocably and unconditionally  waives
            any  objection  which it may now or hereafter  have to the laying of venue of any such suit, action or proceeding  described in paragraph
            (b) of  this  Section  and  brought  in  any  court  referred  to in
            paragraph  (b)  of  this  Section.   Each  of  the  parties   hereto
            irrevocably  waives,  to the fullest extent  permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                        (d) Each party to this Agreement irrevocably consents to
            the service of process in the manner provided for notices in Section
            10.1.  Nothing in this  Agreement or in any other Loan Document will affect the right of any party  hereto to serve  process in any other manner permitted by law.

            SECTION  10.6 WAIVER OF JURY TRIAL.  EACH PARTY  HERETO  IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF
THIS  AGREEMENT  OR ANY OTHER LOAN  DOCUMENT  OR THE  TRANSACTIONS  CONTEMPLATED
HEREBY OR THEREBY  (WHETHER BASED ON CONTRACT,  TORT OR ANY OTHER THEORY).  EACH
PARTY  HERETO (A)  CERTIFIES  THAT NO  REPRESENTATIVE,  AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

                                       56

NOT, IN THE EVENT OF LITIGATION,  SEEK TO ENFORCE THE FOREGOING WAIVER,  AND (B)
ACKNOWLEDGES  THAT IT AND THE OTHER  PARTIES  HERETO HAVE BEEN  INDUCED TO ENTER
INTO THIS  AGREEMENT AND THE OTHER LOAN  DOCUMENTS  BY, AMONG OTHER THINGS,  THE
MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION  10.7  RIGHT OF  SETOFF.  In  addition  to any rights now or hereafter  granted under applicable law and not by way of limitation of any such rights,  each Lender and the Issuing  Bank shall have the right,  at any time or from time to time upon the occurrence and during the  continuance of an Event of
Default,  without prior notice to the Borrower,  any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special,  time or demand,  provisional or final) of the Borrower at any time held or other  obligations  at any time owing by such Lender and the  Issuing  Bank to or for the credit or the account of the
Borrower  against  any and all  Obligations  held by such  Lender or the Issuing
Bank,  as the case may be,  irrespective  of whether  such Lender or the Issuing
Bank shall have made demand  hereunder  and  although  such  Obligations  may be unmatured.  Each  Lender  and the  Issuing  Bank  agree  promptly  to notify the
Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice  shall not affect the  validity of such  set-off and application.

            SECTION  10.8  COUNTERPARTS;  INTEGRATION.  This  Agreement  may  be
executed  by one or more of the  parties  to this  Agreement  on any  number  of separate  counterparts  (including  by telecopy),  and all of said  counterparts taken together shall be deemed to constitute one and the same  instrument.  This
Agreement,  the other  Loan  Documents,  and any  separate  letter  agreement(s)
relating to any fees payable to the  Administrative  Agent constitute the entire agreement  among the parties  hereto and thereto  regarding the subject  matters hereof and thereof and supersede all prior agreements and  understandings,  oral or written, regarding such subject matters.

            SECTION 10.9 SURVIVAL.  All covenants,  agreements,  representations and  warranties  made by the Borrower  herein and in the  certificates  or other instruments  delivered in connection with or pursuant to this Agreement shall be considered  to have been  relied  upon by the  other  parties  hereto  and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit,  regardless of any investigation  made by
any  such  other   party  or  on  its  behalf  and   notwithstanding   that  the
Administrative  Agent,  the  Issuing  Bank or any  Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is  extended  hereunder,  and shall  continue in full force and effect as long as the  principal of or any accrued  interest on any Loan or any fee or any other  amount  payable  under this  Agreement is  outstanding  and unpaid or any
Letter of Credit is outstanding and so long as the Commitments  have not expired or terminated. The provisions of Sections 2.19, 2.20, 2.21, and 10.3 and Article
IX  shall  survive  and  remain  in full  force  and  effect  regardless  of the consummation  of the  transactions  contemplated  hereby,  the  repayment of the
Loans,  the  expiration  or  termination  of  the  Letters  of  Credit  and  the
Commitments or the  termination of this Agreement or any provision  hereof.  All representations  and  warranties  made  herein,  in the  certificates,  reports, notices,  and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan  Documents,  and the making of the Loans and the issuance of the Letters of Credit.

            SECTION 10.10  SEVERABILITY.  Any provision of this Agreement or any other  Loan  Document  held  to be  illegal,  invalid  or  unenforceable  in any jurisdiction,  shall, as to such  jurisdiction,  be ineffective to the extent of

                                       57

such illegality,  invalidity or unenforceability without affecting the legality, validity or  enforceability of the remaining  provisions hereof or thereof;  and the illegality,  invalidity or unenforceability  of a particular  provision in a particular  jurisdiction  shall  not  invalidate  or render  unenforceable  such provision in any other jurisdiction.

            SECTION 10.11 CONFIDENTIALITY. Each of the Administrative Agent, the
Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain  the  confidentiality  of any  information  designated  in  writing  as confidential  and provided to it by the Borrower or any Subsidiary,  except that such information may be disclosed (i) to any Related Party of the Administrative
Agent,  the  Issuing  Bank or any  such  Lender,  including  without  limitation accountants,  legal counsel and other  advisors,  (ii) to the extent required by applicable  laws or  regulations  or by any subpoena or similar  legal  process,
(iii) to the extent required by any regulatory agency or authority,  (iv) to the extent that such information  becomes publicly  available other than as a result of a breach of this Section,  or which becomes  available to the  Administrative
Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a  nonconfidential  basis  from a  source  other  than the  Borrower,  (v) in connection  with the  exercise of any remedy  hereunder  or any suit,  action or proceeding  relating to this Agreement or the  enforcement of rights  hereunder, and (ix) subject to provisions  substantially  similar to this Section 10.11, to any actual or prospective  assignee or Participant,  or (vi) with the consent of the  Borrower.  Any Person  required  to  maintain  the  confidentiality  of any information as provided for in this Section shall be considered to have complied with its  obligation  to do so if such Person has  exercised  the same degree of care to maintain the  confidentiality  of such  information as such Person would reasonably accord its own confidential information.

            SECTION 10.12  INTEREST RATE  LIMITATION.  Notwithstanding  anything herein to the contrary, if at any time the interest rate applicable to any Loan, together  with all fees,  charges  and other  amounts  which may be  treated  as interest on such Loan under applicable law (collectively,  the "CHARGES"), shall exceed the maximum  lawful rate of interest  (the  "MAXIMUM  RATE") which may be contracted for,  charged,  taken,  received or reserved by a Lender holding such
Loan in accordance with applicable law, the rate of interest  payable in respect of such Loan hereunder,  together with all Charges  payable in respect  thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and
Charges  that  would  have been  payable  in  respect  of such Loan but were not payable as a result of the  operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be  increased  (but not  above  the  Maximum  Rate  therefor)  until  such cumulated  amount,  together with interest  thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

                  (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

                                       58

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective  authorized officers as of the day and year first above written.

                                       LONE STAR STEAKHOUSE & SALOON, INC.

                                       By: /s/
                                          --------------------------------------
                                             Name:
                                             Title:

                                       SUNTRUST BANK
                                       as Administrative Agent, as Issuing Bank,
                                       as a Lender

                                       By: /s/
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Revolving Commitment: $30,000,000

                                       LC Commitment:  $10,000,000

                                       Swingline Commitment: $0

                                       59

                                       INTRUST BANK, N.A., as Lender

                                       By: /s/
                                          -------------------------------------
                                          Name:
                                          Title:

                                       Revolving Commitment:  $20,000,000

                                       60